UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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ESCO TECHNOLOGIES INC.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ESCO TECHNOLOGIES INC.

9900A Clayton Road, St. Louis, Missouri 63124

NOTICE AND PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS
OF ESCO TECHNOLOGIES INC.

St. Louis, Missouri

December 12, 2018

TO THE SHAREHOLDERS OF ESCO TECHNOLOGIES INC.:

The 2019 Annual Meeting of the shareholders of ESCO Technologies Inc. will be held on Tuesday, February 5, 2019 at the headquarters of Mayday Manufacturing Co., a subsidiary of the Company, located at 3100 Jim Christal Road, Denton, Texas 76207, beginning at 9:30 a.m. Central Time, for the following purposes:

1.	To elect Leon J. Olivier, Victor L. Richey and Larry W. Solley as directors of the Company to serve for three-year terms expiring in 2022;

2.	To approve an amendment to the Company’s Employee Stock Purchase Plan;

3.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2019; and

4.	Say on Pay – An advisory vote to approve the compensation of the Company’s executive officers.

Your Board of Directors recommends that you vote “FOR” all of the above director nominees and “FOR” Proposals 2, 3 and 4.

Shareholders of record at the close of business on December 3, 2018 are entitled to vote at the Meeting.

Information about each of the above Proposals, as well as additional relevant information concerning the Company, is set forth in the accompanying Proxy Statement and in the Company’s 2018 Annual Report to Shareholders. Instructions for voting, as well as for receiving a paper copy of the proxy materials, are set forth in the “Important Notice Regarding the Availability of Proxy Materials” for the Meeting sent to all shareholders entitled to vote at the Meeting beginning on or about December 12, 2018.

Thank you for your ongoing support.

ESCO Technologies Inc.

By:
Victor L. Richey
Chairman, Chief Executive Officer and President

Alyson S. Barclay
Secretary

Even if you plan to attend the Meeting in person, please vote electronically via the Internet at www.investorvote.com/ESE or by telephone within the United States, U.S. territories or Canada at 1-800-652-VOTE (8683), or if you requested paper or e-mail copies of the proxy materials, please complete, sign, date and return the proxy card.

PROXY STATEMENT

This Proxy Statement is being furnished by ESCO Technologies Inc. (the “Company”) in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held on Tuesday, February 5, 2019 at the headquarters of Mayday Manufacturing Co., a subsidiary of the Company, located at 3100 Jim Christal Road, Denton, Texas 76207, beginning at 9:30 a.m. Central Time, for the purposes set forth in the Notice of Annual Meeting above.

A Notice of the Meeting and of the availability of this Proxy Statement and related materials was sent on or about December 12, 2018 to all persons who held shares of the Company’s common stock (“shares”) as of the close of business on December 3, 2018, the record date for determining the persons entitled to vote at the Meeting. As of the record date, there were 25,910,828 shares outstanding and entitled to be voted at the Meeting.

This proxy solicitation is being made by the Board of Directors of the Company by mail and via the Internet. Proxies may also be solicited by telephone, e-mail or fax by directors, officers or regular employees of the Company. The expenses of this solicitation will be paid by the Company.

Whether or not you expect to be present in person at the Meeting, please vote in advance using one of the voting methods described in the “Important Notice Regarding the Availability of Proxy Materials” sent to the shareholders on or about December 12, 2018, which contained instructions on how to access the proxy materials and vote electronically via the Internet, by telephone, by mail, or in person. That Notice also contained instructions on how to request a paper or e-mail copy of the proxy materials, including the Company’s 2018 Annual Report to Shareholders, this Proxy Statement, and a proxy card. The 2018 Annual Report to Shareholders and this Proxy Statement are also available for review on the Company’s website, www.escotechnologies.com.

In voting, you have several choices:

•	You may vote on each proposal, by proxy or by voting in person or via the Internet or by telephone, in which case your shares will be voted in accordance with your choices.

•	You may abstain from voting on any one or more proposals, or withhold authority to vote for any one or more directors, which will have the effect described under the description of that proposal.

•	You may return a properly executed proxy form without indicating your preferences, in which case the proxies will vote the shares as follows: (1) FOR election of the directors nominated by the Board of Directors, (2) FOR the proposed Amendment to the Employee Stock Purchase Plan, (3) FOR ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017, and (4) FOR the advisory approval of executive compensation.

You will have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company, or by duly executing and delivering a proxy bearing a later date, or by attending the Meeting and casting a contrary vote in person.

* * * * *

ITEMS TO BE VOTED ON AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the election of
Leon J. Olivier, Victor L. Richey and Larry W. Solley as directors of the Company.

The Company's Bylaws provide that the number of directors shall not be less than three nor greater than ten, with the exact number to be determined from time to time by majority vote of the Board of Directors. In accordance with this provision, the Board has fixed the authorized number of directors at eight.

The Board is divided into three classes, with the terms of office of each class ending in successive years. The terms of directors Leon J. Olivier, Victor L. Richey and Larry W. Solley will expire at the Meeting, and each has been nominated to serve for three-year terms expiring at the 2022 Annual Meeting.

If elected, each of the nominees would serve until the expiration of his term and until his successor has been elected and qualified. Proxies cannot be voted for more than three nominees. Should any one or more of the nominees become unable or unwilling to serve (which is not expected), the proxies unless marked to the contrary will be voted for such other person or persons as the Board may recommend.

Certain information with respect to these nominees and the other directors whose terms of office will continue after the Meeting is set forth below, including each director’s business experience, directorships at other public companies during at least the past five years, and the specific experience, qualifications, attributes and skills which, among other reasons, have led the Board to conclude that such person is qualified to serve as a director.

Further information about the Board of Directors and its committees is set forth in the section captioned “Corporate Governance Information” beginning on page 11.

Nominees for Terms Ending in 2022

Leon J. Olivier	Age 70; Director since 2014

Mr. Olivier has broad utilities industry experience gained over a 30-year career in all aspects of strategy and operations. These include conventional and nuclear generation, renewable energy development (hydro, wind and solar), electric and gas transmission, distribution and development, and Smart Grid strategy and design. This experience, including his extensive experience in senior leadership and management roles, makes him well qualified to serve on the Board of Directors and to assist in guiding strategy at the highest levels.

Principal Occupation and Business Experience: Mr. Olivier has been the Executive Vice President of Enterprise Energy Strategy and Business Development of Eversource Energy (formerly Northeast Utilities), headquartered in Boston, Massachusetts, since August 2014, and served as its Executive Vice President and Chief Operating Officer from 2007 to 2014. Eversource Energy is a public utility holding company engaged in the generation, transmission and distribution of electricity, and the distribution of natural gas, to customers in Connecticut, Massachusetts and New Hampshire.

Public Company Directorships: Mr. Olivier currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Olivier has a Master of Business Administration degree from Northeastern University. He also served in the United States Navy submarine service. He currently serves as a director of Essex Financial Services, Essex, Connecticut, and the New England Air Museum.

Victor L. Richey	Age 61; Director since 2002

Mr. Richey’s current position as Chief Executive Officer as well as his previous positions of ever-increasing responsibilities with the Company during his many years of service make him uniquely qualified to provide the Board of Directors with valuable insights and perspectives concerning all areas of the Company’s business.

Principal Occupation and Business Experience: Mr. Richey has been the Chairman and Chief Executive Officer of the Company since 2003 and its President since 2006. He joined the Company in 1990 and previously served in a number of positions including Vice President of Sales and Marketing for one of the Company’s former divisions; Vice President of Administration; Vice President responsible for the Company’s Communications and Test segments; and President and Chief Operating Officer.

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Public Company Directorships: In addition to serving on the Company’s Board of Directors, Mr. Richey is a director of Nordson Corporation, a leader in precision dispensing equipment for applying industrial liquid and powder coatings, adhesives and sealants to numerous consumer and industrial products during manufacturing operations, where he serves as a member of the Human Resources and Compensation Committee and as Chairman of the Nominating and Corporate Governance Committee.

Other Experience and Education: Prior to joining the Company, Mr. Richey was employed by Emerson Electric Co., an international technology and engineering provider of process management, network power, industrial automation, climate technologies, and commercial and residential solutions, in a variety of roles in the Electronics and Space Division. He previously served in the United States Army as a Military Intelligence Officer. Mr. Richey has a Bachelor of Arts degree from Western Kentucky University and a Master of Business Administration degree from Washington University in St. Louis, Missouri.

Larry W. Solley	Age 76; Director since 1999

Mr. Solley’s prior experience in acquisitions, international executive management, strategic planning and in sales and marketing with Emerson Electric and Fisher Controls, both large, complex, multinational corporations, as well as his engineering and domestic and foreign manufacturing experience, enable him to provide valuable insight to Board deliberations and valuable guidance to the Company.

Principal Occupation and Business Experience: Mr. Solley retired in 2002 as an Executive Vice President of the Process Management Business Group of Emerson Electric Co., an international technology and engineering provider of process management, industrial automation, climate technologies, and commercial and residential solutions. He was responsible for certain product line acquisitions and their worldwide integration into the Process Management Group, and for development of new international manufacturing facilities for the Group. Mr. Solley was previously Chairman, President and Chief Executive Officer of Fisher Controls International Inc., prior to which he held a number of other positions with Fisher Controls including Vice President Strategic Planning, Vice President Marketing and Sales, and Group Vice President. Prior to his positions at Emerson Electric and Fisher Controls, he held a number of engineering and manufacturing positions within Monsanto Agricultural Chemical Company.

Public Company Directorships: Mr. Solley currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Solley serves on the Board of Directors of Bourns Inc., a manufacturer and supplier of sophisticated electronic components, where he serves as a member of the Audit Committee. He received a Bachelor of Science degree in Chemical Engineering from Louisiana Tech University and engaged in post graduate studies at Loyola University in New Orleans and the Institut Européen d'Administration des Affaires (INSEAD) in Fontainebleau, France. He has also served as President and Chairman of the Valve Manufacturers Association.

Directors Continuing in Office

Patrick M. Dewar (Term expires 2020)	Age 58; Director since 2017

Mr. Dewar’s extensive strategic and operational experience in the aerospace and defense markets makes him well-qualified to assist in guiding Company strategy at the highest levels.

Principal Occupation and Business Experience: Since August 2016, Mr. Dewar has been the Chief Executive of The Trenton Group, LLC, an investment and strategy consulting firm focused on security, aerospace and defense technology companies. From 2013 until August 2016 he was Executive Vice President of Lockheed Martin International and Chairman of Lockheed Martin Global, Inc., and from 2010 to 2013 he was Senior Vice President, Strategy and Business Development for Lockheed Martin Corporation. Prior to that he served in various capacities with Lockheed Martin and GE Aerospace.

Public Company Directorships: In addition to serving on the Company’s Board of Directors. Mr. Dewar is a director (since February 2018) of Butler America Aerospace, LLC, a subsidiary of HCL Technologies Ltd. which provides a wide range of engineering, design, IT and support services primarily to aerospace and defense markets in the United States.

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Other Experience and Education: Mr. Dewar holds a Master of Science degree in Electrical Engineering from Drexel University as well as a Bachelor of Science degree in Engineering from Swarthmore College. He is a member of the Council on Foreign Relations and serves as a senior adviser to numerous investment firms on aerospace and defense matters.

Vinod M. Khilnani (Term expires 2020)	Age 66; Director since 2014

As a former public company executive, Mr. Khilnani brings to the Board of Directors a wealth of management experience and business knowledge regarding operational, financial and corporate governance issues, as well as extensive international experience with global operations.

Principal Occupation and Business Experience: Mr. Khilnani is the retired Executive Chairman of the Board of Directors of CTS Corporation, Elkhart, Indiana, which designs, manufacturers, and sells electronic components and sensors primarily to original equipment manufacturers worldwide. He joined CTS in May 2001 as Senior Vice President and Chief Financial Officer; in July 2007, he became President and Chief Executive Officer; in 2009 he was also elected as Chairman of the Board; and from January 2013 until his retirement in May 2013 he served as Executive Chairman. Mr. Khilnani has over 35 years of experience in the electronics, aerospace and commercial manufacturing industries, including extensive experience in mergers and acquisitions and international business development in Asia and Europe as well as North America.

Public Company Directorships: In addition to serving on the Company’s Board of Directors, Mr. Khilnani is a director (since 2009) of Materion Corporation, a manufacturer of advanced materials, performance alloys and composites, and precision coatings, where he serves as Non-Executive Chairman of the Board (since January 2018, prior to which he was Lead Director) and Chair of both the Executive Committee and the Governance and Organization Committee as well as a member of the Compensation Committee; a director (since April 2013) of 1st Source Corporation, the parent company of 1st Source Bank, where he serves as Chairman of the Audit Committee and a member of the Executive Committee; and a director (since October 2014) of Gibraltar Industries, Inc., a manufacturer and distributor of products for the building markets, where he serves as Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee.

Other Experience and Education: Mr. Khilnani holds a Master of Business Administration degree from the University of New York at Albany, and a Bachelor of Arts degree in Business Administration from Delhi University.

Gary E. Muenster (Term expires 2021)	Age 58; Director since 2011

Mr. Muenster’s current position as Chief Financial Officer as well as his other financial and operational responsibilities during his long period of service with the Company make him uniquely qualified to provide the Board of Directors with valuable insights into the Company’s financial position and business opportunities.

Principal Occupation and Business Experience: Mr. Muenster has been the Chief Financial Officer of the Company since 2002. He has been the Executive Vice President of the Company since 2008, and was Senior Vice President from 2005 to 2008. Over the past 20 years, Mr. Muenster has served in a number of senior financial management positions with the Company with increasing responsibilities. Prior to joining the Company, Mr. Muenster was employed by one of the world’s largest international certified public accounting firms, KPMG LLP. In this role, Mr. Muenster served as Client Manager, auditing and providing financial, accounting and Securities and Exchange Commission compliance services to several of St. Louis’ largest publicly-traded global manufacturing companies, including Emerson Electric Co.

Public Company Directorships: Mr. Muenster currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Muenster received a Bachelor of Science degree in Accounting from St. Louis University, and has been a licensed CPA.

Robert J. Phillippy (Term expires 2020)	Age 58; Director since 2014

Along with his experience as chief executive officer of a publicly-held technology company, Mr. Phillippy brings to the Board of Directors extensive experience in mergers and acquisitions as well as in new product innovation and international business development.

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Principal Occupation and Business Experience: Mr. Phillippy is an independent consultant, advising technology companies on a range of strategic, operational and organizational issues. From 2007 until April 2016 he was the President, Chief Executive Officer and a director of Newport Corporation, which develops, manufactures and supplies lasers, optics and photonics technologies, products and systems for scientific research, microelectronics, defense and security, life and health sciences and industrial markets worldwide. Mr. Phillippy joined Newport in 1996 and served in various executive management positions prior to his appointment as Chief Executive Officer in 2007. In April 2016 Newport was acquired by MKS Instruments, a publicly held provider of instruments, components, subsystems, and process control solutions for advanced manufacturing applications, and from July 2016 to May 2018 Mr. Phillippy served on the board of directors of MKS Instruments. From April 2016 to September 2016 he also served as Executive Advisor to MKS Instruments.

Public Company Directorships: In addition to his current service on the Company’s Board of Directors, Mr. Phillippy is a director (since May 2018) of Materion Corporation, a manufacturer of advanced materials, performance alloys and composites, and precision coatings, where he serves as a member of both the Audit Committee and the Governance and Organization Committee, and a director (since November 2018) of Kimball Electronics, Inc., a contract manufacture of durable electronics and other products for a variety of industries globally, where he serves as a member of the Audit Committee. He was a director of MKS Instruments from July 2016 until May 2018 and a director of its predecessor Newport Corporation from 2007 until April 2016.

Other Experience and Education: Mr. Phillippy holds a Master of Business Administration degree from Northwestern University’s Kellogg School of Management, and a Bachelor of Science degree in Electrical Engineering from the University of Texas at Austin. He has over 30 years of experience in technology-related industries, including various sales and marketing management positions at Square D Company, an electrical equipment manufacturer, from 1984 to 1996.

James M. Stolze (Term expires 2021)	Age 75; Director since 1999

Mr. Stolze’s experience in the accounting profession as well as his experience in corporate finance and treasury matters and domestic and foreign manufacturing enables Mr. Stolze to provide valuable advice and direction. As Chairman of the Audit and Finance Committee of the Company’s Board of Directors, Mr. Stolze adds significant value to the Company’s goals of maintaining a strong balance sheet and fulfilling its financial reporting obligations, accurately and transparently.

Principal Occupation and Business Experience: Mr. Stolze has served as the Chief Financial Officer of two public companies: he was Vice President and Chief Financial Officer of Stereotaxis, Inc., a manufacturer of medical instruments, from 2004 until his retirement in 2009, and the Executive Vice President and Chief Financial Officer of MEMC Electronic Materials Inc. (now SunEdison Inc.) from 1995 to 2003. Prior thereto he served as an Audit Partner for KPMG LLP.

Public Company Directorships: Mr. Stolze currently serves on the Company’s Board of Directors.

Other Experience and Education: Mr. Stolze is a member of the Board of Directors and Chairman of the Audit Committee of ISTO Technologies, Inc., an orthobiologics company; and a member of the Board of Trustees of Maryville University, St. Louis, Missouri as well as that Board’s Enrollment and Student Life Committee. Mr. Stolze received a Bachelor of Science degree in Mechanical Engineering from the University of Notre Dame and a Master of Business Administration degree from the University of Michigan. He also holds a Certified Public Accountant (CPA) license from the State of Missouri, and qualifies as an audit committee financial expert under SEC regulations.

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PROPOSAL 2: APPROVAL OF AMENDMENT
TO EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors recommends a vote FOR
the proposed amendment to the Plan

The Company’s Board of Directors has declared it to be advisable and in the best interests of the Company and its shareholders, and therefore recommends that the shareholders approve, an amendment to Section 7(b) of the Company’s Employee Stock Purchase Plan, as described below (the “Proposed Amendment”).

Principal Features of the Plan. The Plan was adopted by the Board of Directors of the Company on April 28, 1992. It has been amended and restated numerous times, most recently in August 2018. The purpose of the Plan is to provide a convenient method by which eligible employees of the Company and its designated domestic subsidiaries, who choose to do so, may purchase shares of the Company’s common stock. The administrator and Trustee of the Plan is Computershare, Inc., which is also the Company’s transfer agent. All costs and expenses of administering the Plan, including the fees of the Trustee, are paid by the Company.

Eligibility and Participation. All current and future employees of the Company and its current domestic subsidiaries are eligible to participate in the Plan. A domestic subsidiary acquired by the Company after the date of this offering circular may elect to permit its employees to participate in the Plan subject to the approval of the Company’s Chairman and Chief Executive Officer or any other Senior Corporate Officer of the Company to whom the Chairman and Chief Executive Officer has delegated such authority.

Participation in the Plan is entirely voluntary. Upon written application by any eligible employee to the Trustee, on a Company-approved form, the Trustee will open a Plan account for the employee. Eligible employees for whom accounts are opened and maintained in accordance with the terms of the Plan are referred to as “participants”.

Contributions by Participants. Participants may make contributions to the Plan only through payroll deductions. By completing and submitting a Company-approved form, participants may authorize the Company to make deductions from their “Compensation” as defined in the Company’s Employee Savings Investment Plan (the “401(k) Plan”), which generally includes all cash compensation but excludes payments under stock-based plans, severance payments, reimbursements and payments more than 2½ months after termination of employment or the end of the plan year, to be applied to the purchase of Company common stock under the terms of the Plan. Deductions authorized for such purpose must be whole percentages of eligible compensation, not less than one percent (1%) nor more than ten percent (10%).

A participant may cease making contributions to the Plan at any time, but the shares allocated to the participant’s account will remain in the Plan until they are withdrawn by the participant; however, if the participant later wishes to resume making contributions to the Plan the participant must complete a new Plan Participation/Election Form.

As of November 30, 2018 the Trustee held a total of 216,752 shares of Company common stock in the Plan for a total of 643 participant accounts, of whom 529 were active participants with payroll deduction elections currently in effect.

Purchase and Allocation of Shares. The Company forwards the participants’ payroll deduction contributions, together with the Company’s matching contributions described below, to the Trustee monthly, and the Trustee uses the contributions to purchase shares of Company common stock. Brokerage costs incurred in the purchase are charged pro rata to the participants’ accounts and increase the participants’ cost basis in their shares.

The Trustee may purchase shares either on the open market or in private transactions, but no private transactions may be at a price greater than the then-market price on the New York Stock Exchange. Following each stock purchase, the Trustee allocates the purchased shares to the participants’ accounts pro rata according to their respective contributions to the purchase price. The Trustee may not purchase shares from the Company.

Withdrawal from the Plan; Sale of Shares. A participant may from time to time elect to withdraw a number of whole shares from the participant’s account, in which case the shares are transferred to an individual account in the name of the participant, to the participant’s brokerage account, or otherwise as the Company may permit. Alternatively, the participant may request the Trustee to sell a number of whole shares in the participant’s account and remit the cash proceeds to the participant, less any commission charged by the Trustee.

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Company Matching Contributions. Section 7(b) of the Plan permits the Company to make matching contributions to the Plan in cash up to a maximum of 20% of the employees’ contributions. These matching contributions are used by the Trustee to purchase additional shares, which are allocated proportionately to the participants’ accounts as described above. Since 2004, the match percentage has been the maximum of 20%. Matching contributions allocated to a participant’s account constitute taxable income to the participant and are deductible by the Company as a compensation expense. In fiscal 2018, the Company made pre-tax contributions of $655,931 to the Plan to match $3,279,654 in employee contributions.

No Dilution. Because the Plan purchases only previously-issued Company shares, and may not purchase shares from the Company, the purchase of shares by the Plan does not increase the number of shares outstanding and therefore does not dilute the interests of the Company’s shareholders, regardless of whether the shares are purchased with employee contributions or with Company matching contributions.

Current Limitation; Effect. In 2003 the Plan was amended to place a cap on the total number of shares which could be purchased thereafter with Company matching contributions; as a result, the Company must periodically seek approval from its shareholders to increase the number of shares that can be purchased with Company matching contributions.

The current cap on the number of shares that can be purchased after 2003 with Company matching contributions is 200,000 shares. As of November 30, 2018 a total of 191,180 shares had been purchased after 2003 with Company matching contributions, of which 10,948 shares had been purchased in the previous 12 months. Accordingly, the Company estimates that, at the current employee participation rates and Company stock prices, the 200,000 share cap will be reached no later than September 2019. This means that by the end of the current fiscal year, unless the cap is increased as proposed by the Proposed Amendment, the Company will not be able to make further matching cash contributions to the Plan for the purchase of Company stock.

Description of Proposed Amendment. The Proposed Amendment would amend Section 7(b) of the Plan to increase the number of Company shares which may be purchased with Company matching contributions from 200,000 to 275,000, an increase of 75,000 shares. As in the current Plan, this number is subject to adjustment to reflect stock dividends, stock splits, reverse stock splits and similar matters occurring after the date of the Meeting that affect the number of outstanding shares of Common Stock. The text of the Proposed Amendment is as follows (additions are in bold font and underlined and deletions are in strikethrough):

“(b) At the discretion of a Senior Corporate Officer of the Company, the Company or a domestic subsidiary or division which participates in the Plan may contribute in cash an amount not to exceed twenty percent (20%) of the amounts contributed by participants. The Company’s contribution amounts may be separately determined for each such subsidiary or division. Amounts contributed by the Company or a subsidiary under this Section 7(b) shall be considered as additional compensation to the participants for purposes of applicable income and employment taxes. Commencing October 15, 2003, the total number of shares of Common Stock that may be purchased under the Plan with the Company’s contribution amounts shall not exceed two hundred seventy-five thousand (~~200~~275,000) shares, which number shall be adjusted to reflect stock dividends, stock splits, reverse stock splits and similar matters occurring after ~~August 2, 2018~~February 5, 2019 that affect the number of outstanding shares of Common Stock.”

A complete copy of the Plan, restated to include the proposed Amendment and to update various references to the effective date of the most recent amendment, is set forth as Appendix A to this Proxy Statement.

Rationale for the Proposed Amendment. The Company views the Plan as an important vehicle for Company employees to acquire and hold shares of the Company’s common stock, and thereby more closely align employees’ interests with those of the Company. The cost to the Company of providing the 20% match is less than $700,000 per year at current participation rates. Accordingly, Management believes that the Company match offers an important incentive to employees to participate in the Plan at a reasonable cost to the Company, and that its employees’ participation in the Plan would be adversely affected if the Company were no longer able to provide the match.

The Company estimates that, based on the current participation rate and stock price, the proposed increase will be sufficient to permit Company matching contributions to be made for approximately another five years, through 2024, at which time it would again seek shareholder approval if it intends to continue the match.

Approval; Effect of Failure to Approve. The Proposed Amendment will become effective upon its approval at the Meeting by a majority of the shares voting on the matter. If the Proposed Amendment is not approved by the requisite vote, then it will not become effective and the number of Company shares that may be purchased under the Plan with the Company’s contribution amounts will remain at its current limit of 200,000 shares. When this limit is reached, most likely in late 2019, the Company will no longer be able to make further matching contributions to the Plan.

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Other Equity Compensation Plan Information

The following table summarizes certain information regarding shares of Company common stock that may be issued by the Company pursuant to its equity compensation plans existing as of September 30, 2018; it does not include any shares which may be purchased on the open market under the Employee Stock Purchase Plan, as described above:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders (2)	315,544	(3)	N/A(4)	877,058	(5)
Equity compensation plans not approved by security holders	95,107	(6)	N/A(4)	70,319	(6)
Total	410,651		N/A(4)	947,377

__________________

(1)	The number of shares is subject to adjustment for future changes in capitalization by stock splits, stock dividends and similar events.
(2)	Consists of the Company’s 2013 and 2018 Incentive Compensation Plans.
(3)	Consists of 214,724 shares issuable in connection with the vesting and distribution of outstanding awards under the 2013 Plan, and 100,820 shares issuable in connection with the vesting and distribution of outstanding awards under the 2018 Plan.
(4)	The securities outstanding at September 30, 2018 have no exercise price.
(5)	Represents shares available for awards under the 2018 Plan. Does not include shares that may be purchased on the open market pursuant to the Company’s Employee Stock Purchase Plan.
(6)	Represents shares issuable pursuant to the Company’s Compensation Plan for Non-Employee Directors (Director Compensation Plan), which provides for each director to be paid (in addition to other fees) an annual retainer fee payable partially in cash and partially in shares. Periodically, the Compensation Committee determines the amount of the retainer fee and the allocation of the fee between cash and shares. The maximum number of shares available for issuance under the Director Compensation Plan is 400,000 shares. Directors may elect to defer receipt of all of their cash compensation and/or all of the stock portion of the retainer fee. As of September 30, 2018, 234,574 shares had been issued to the current non-employee directors and four of those directors had elected to defer the issuance of a total of approximately 95,107 shares. Deferred amounts are credited to the director’s deferred compensation account in stock equivalents and are distributed at a future date or dates specified by the director unless distribution is accelerated in certain circumstances, including a change in control of the Company. Deferred cash compensation may be distributed in shares or cash, but any deferred stock compensation may be distributed only in shares. See “Director Compensation” on page 16.

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PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its 2019 fiscal year.

The Audit and Finance Committee of the Board of Directors has appointed KPMG LLP, an independent registered public accounting firm, as independent public accountants of the Company for the fiscal year ending September 30, 2019.

Although the appointment of KPMG LLP is not required to be submitted to a vote of the shareholders, the Board of Directors believes it is appropriate to request that the shareholders ratify the appointment. If the shareholders do not ratify this appointment, the Committee will investigate the reasons for the rejection and will reconsider the appointment.

KPMG LLP or its predecessor firms have served as the independent public accountants of the Company since its incorporation in 1990. A representative of KPMG LLP is expected to be present at the Meeting with the opportunity to make a statement and respond to appropriate questions from shareholders.

Information about the fiscal 2018 audit, the Committee’s policies relating to the approval of audit and permitted non-audit services performed by KPMG LLP, and the fees paid to KPMG LLP by the Company, are set forth under “Audit-Related Matters” beginning on page 39. The Company’s audited financial statements are included in the 2018 Annual Report to Shareholders.

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends a vote FOR approval of the compensation of the Company’s executive officers as disclosed in this Proxy Statement.

Pursuant to Section 14(a) of the Securities Exchange Act of 1934, the Board of Directors is again soliciting an advisory (non-binding) shareholder vote to approve the compensation of the Company’s executive officers (also referred to herein as the “named executive officers”) as described in this Proxy Statement (commonly referred to as “Say-on-Pay”). In accordance with the results of the vote we conducted at the 2017 Annual Meeting on the frequency of Say-on-Pay votes, we plan to continue to present a Say-on-Pay vote every year. At the 2018 Annual Meeting, over 96% of the shares voting on the Say-on-Pay proposal were voted in support of the Company’s executive compensation program.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that the shareholders vote in favor of the following Resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the Board of Directors and its Human Resources and Compensation Committee value the opinions of the shareholders, and to the extent there is a significant vote against the above resolution the Company will consider the shareholders’ concerns and the Committee will evaluate what actions (if any) may be necessary to address those concerns.

The Company’s executive compensation program is designed to attract, motivate, and retain its executive officers, who are critical to the Company’s success. The Human Resources and Compensation Committee reviews the compensation program at least annually to ensure that it achieves the desired goals of aligning the Company’s executive compensation structure with shareholders’ interests and current market practices. Based on its latest review, the Committee did not make any substantial changes to the structure of the program for fiscal 2019.

The Committee believes that the program constitutes a balanced, competitive approach to compensation that supports its compensation objectives through performance based compensation that aligns the interests of executives with those of the Company’s shareholders. Below are some key features of the compensation program, which is described in detail in the Compensation Discussion and Analysis section below:

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•	A significant part of the Company’s executive compensation is at-risk and performance-based, including annual cash incentives, which closely link pay to financial results and provide for variability through lower compensation in times of poor performance and higher compensation in times of strong performance. For fiscal 2018, the Committee determined that the performance criteria for the cash incentive plan should be based on Adjusted EPS and Cash Flow, as defined and described under “Cash Incentive Compensation” below.

•	The Company provides a significant part of executive compensation as long-term equity incentives in the form of performance-accelerated restricted shares, which are based on the Company’s stock performance and cannot be distributed earlier than 3½ years after the award.

•	In 2010, the Committee adopted a clawback policy for equity and incentive compensation and the Company includes recoupment, non-compete and clawback provisions in certain awards where permitted by law.

•	The Company has significant executive stock ownership guidelines, amounting to five times total cash compensation (base salary and annual cash incentive target) for the CEO and three times total cash compensation for the other executive officers.

•	The Company’s change of control severance plan utilizes a “double trigger” and its employment agreements provide for the protection of confidential information and post-termination consulting.

Shareholders are encouraged to review the section captioned “Executive Compensation Information” beginning on page 19. This section provides details about the Company’s executive compensation program as well as specific information about the compensation of the named executive officers, and includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure referred to in the proposed Resolution.

OTHER MATTERS

Management is not aware of any other matters that will be presented at the Meeting. However, if any other proposal is properly presented for a vote at the Meeting, other than the election of directors and the other proposals described in this Proxy Statement, the proxy holders will vote on it in their own discretion.

REQUIRED VOTE

At the Meeting, shareholders will be entitled to cast one vote for each share held by them of record on the record date. There is no cumulative voting with respect to the election of directors.

The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the matter in question will be required to elect directors, to approve each of the individual proposals described in this Proxy Statement, and to act on any other matters properly brought before the Meeting.

Shares represented by proxies which are marked “Withhold Authority” with respect to the election of any one or more nominees for election as directors, marked “Abstain” on any one or more of the other individual proposals described in this Proxy Statement, or marked to deny discretionary authority on any other matters brought before the Meeting will be counted for the purpose of determining the number of shares represented by proxy at the Meeting; but proxies so marked will have the same effect as if the shares represented thereby were voted against such nominee or nominees, against such proposals, or against such other matters, respectively.

Under the Rules of the New York Stock Exchange, the proposal to approve the appointment of independent auditors is considered a “discretionary” item, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors and the other items on the Meeting agenda are “non-discretionary” items, which means that brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will, if the underlying shares are otherwise represented at the Meeting, be considered to be present for purposes of determining a quorum, but will be treated as not entitled to vote on such matter or matters; they will therefore not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors or the other matters to be considered at the Meeting. If your shares are held by a broker it is important that you provide voting instructions to your broker so that your votes are counted.

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CORPORATE GOVERNANCE INFORMATION

BOARD OF DIRECTORS

The Board of Directors currently consists of eight directors, divided into three classes as nearly equal in size as practicable, with one class elected each year. Information about each of the current directors is provided under “Proposal 1: Election of Directors” beginning on page 2.

Two of the directors, Victor L. Richey and Gary E. Muenster, are members of the Company’s management. The six non-management directors are Patrick M. Dewar, Vinod M. Khilnani, Leon J. Olivier, Robert J. Phillippy, Larry W. Solley and James M. Stolze. Mr. Dewar was elected to the Board in November 2017 for a term expiring in 2020, at which time Mr. Solley agreed to shorten his term by a year and stand for election in 2019 in order to more nearly equalize the number of directors in each class as required by the Company’s Bylaws. There have been no other changes in the composition of the Board since the beginning of fiscal 2018.

The Board of Directors has affirmatively determined that none of the non-management directors has any material relationship with the Company other than in his capacity as a director and shareholder, and therefore all of such directors are, and at all times during their service in fiscal 2018 were, independent as defined under the Company’s Corporate Governance Guidelines and the listing standards of the New York Stock Exchange. See also the discussion under “Related Person Transactions and Procedures,” below.

The Board of Directors held four meetings during fiscal 2018. All of the directors attended at least 75% of the meetings of the Board and of each of the committees on which they served which were held during their periods of service. The Company’s policy requires that all directors attend the Annual Meeting of Shareholders, except for absences due to causes beyond the reasonable control of the director. All of the directors attended the 2018 Annual Meeting, held in Cedar Park, Texas.

Governance Policies and Management Oversight

The Board of Directors has adopted Corporate Governance Guidelines to guide its actions, as well as a Code of Business Conduct and Ethics applicable to all of the Company’s directors, officers and employees. Additionally, the Board has adopted a Code of Ethics for Senior Financial Officers applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and persons performing similar duties. These documents are posted on the Company’s web site, www.escotechnologies.com, and a copy of any of these documents is also available in print to any shareholder who requests it.

In adopting the Corporate Governance Guidelines, the Board established the policy that the positions of Chief Executive Officer and Chairman of the Board of Directors are to be held by the same person. Based upon its most current review of that policy, the Board continues to believe that it has served the Company well. Mr. Richey has been and continues to be Chairman of the Board and Chief Executive Officer. The Board believes that Mr. Richey is a strong leader at both the Company and the Board levels, and believes that the Chief Executive Officer, who has primary responsibility for managing the day-to-day operations of the Company, is also well positioned to provide Board leadership that is aligned with shareholder interests and the needs of the Company. Furthermore, the Board believes that having one person serving as Chairman of the Board and Chief Executive Officer enables the Company to speak with one voice, and reduces the chance of confusion about leadership roles and responsibilities.

At the same time, the Board is also very cognizant of its oversight responsibilities, and has in place structural safeguards that serve to preserve the Board’s independent oversight of management. The Board has only two management directors, with a significant majority of directors remaining independent. All of the directors are highly qualified and experienced. Additionally, all of the members of the Audit and Finance Committee, the Human Resources and Compensation Committee, and the Nominating and Corporate Governance Committee are independent directors.

Further, the Board has appointed Mr. Stolze as Lead Director. The Lead Director chairs all meetings of the independent directors, which normally occur in conjunction with each Board meeting; provides regular input to the Chairman regarding the content of the agendas for meetings of the Board; advises the Chairman of the quality, quantity and timeliness of the information required by the Board to effectively and responsibly perform its oversight duties; and acts as liaison between the Board and the Chairman on sensitive issues. The Board believes that these safeguards have been and are effective in preserving the Board’s independent oversight of management.

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The Board’s Role in Risk Oversight

The Company’s management is responsible for managing the Company’s risks on a day-to-day basis, and has adopted an ongoing enterprise risk management process that it uses to identify and assess Company risks. Management has identified risks in four general areas: Financial and Reporting; Legal and Compliance; Operational; and Strategic. Periodically, management advises the Board and the appropriate Board committee of the risks identified; management’s assessment of those risks at the business unit and corporate levels; its plans for the management of these identified risks or the mitigation of their effects; and the results of the implementation of those plans.

While the Board as a whole has responsibility for and is involved in the oversight of management’s risk management processes and controls, some of the identified risks are given further review by the Board committee most closely associated with the identified risks. For example, the Audit and Finance Committee provides additional review of the risks in the areas of accounting, liquidity, credit, tax and cybersecurity. Similarly, the Human Resources and Compensation Committee provides additional review of risks in the area of compensation and benefits and human resource planning. The Nominating and Corporate Governance Committee devotes additional time to the review of risks associated with corporate governance, ethics and legal issues.

The Board’s leadership structure combines the positions of Chairman of the Board and Chief Executive Officer, as discussed above. This structure enables one person, who has intimate knowledge of management’s day-to-day risk management processes and controls, to ensure that the directors receive all of the information necessary to discharge their oversight role responsibly.

Succession Planning

The Human Resources and Compensation Committee of the Board conducts an annual review of the Company’s long-term succession plan for the CEO. Additionally the Board has adopted an emergency succession plan for the CEO in order to minimize the uncertainty associated with an emergency succession event.

Related Person Transactions and Procedures

The Company has implemented a written policy to ensure that all non-management directors meet the independence standards defined by the New York Stock Exchange and set forth in the Company’s Corporate Governance Guidelines, and to ensure that all Company transactions in which a “Related Person” has or will have a direct or indirect interest will be at arm’s length and on terms generally available to an unaffiliated third-party under the same or similar circumstances. “Related Persons” include the Company’s directors, director nominees and executive officers, holders of 5% or more of the Company’s stock, and the immediate family members of each. The policy contains procedures requiring Related Persons to notify the Company of any such transaction and for the Nominating and Corporate Governance Committee to review the material facts of the proposed transaction and determine whether to approve or disapprove the transaction. The Committee will consider whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances. If advance Committee approval is not feasible or is not obtained, the policy requires submission of the transaction to the Committee after the fact, and the Committee is empowered to approve, ratify, amend, rescind or terminate the transaction. In such event, the Committee will also request the General Counsel to evaluate the Company’s controls and procedures to ascertain whether any changes to the policy are recommended.

The Company has developed and implemented processes and controls to obtain information about Related Person transactions for the purpose of determining, based on the facts and circumstances, whether a Related Person has a direct or indirect material interest in the transaction. Pursuant to these processes and controls, all directors and executive officers must annually complete, sign and submit a Directors’ and Officers’ Questionnaire and a Conflict of Interest Questionnaire that are designed to identify Related Person transactions and both actual and potential conflicts of interest, and are required to update their responses in the event of any changes. Additionally, the holders of 5% or more of the Company’s shares (all of whom are institutional investors), are annually requested to respond to certain questions designed to identify direct or indirect material interests by such 5% or more shareholder in any transactions with the Company.

Based on its review and processes, the Company has determined that all non-management directors are independent under the independence standards defined by the New York Stock Exchange, and that except for the matters described in the following paragraph there has been no transaction since the beginning of the Company’s last fiscal year, and there is no other currently proposed transaction, in which the Company was or is to be a participant and in which any Related Person had or will have a direct or indirect material interest.

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One of the Company’s directors, Leon J. Olivier, is the Executive Vice President of Enterprise Energy Strategy and Business Development of Eversource Energy, which through its operating subsidiaries is a customer of the Company’s subsidiary Doble Engineering Company and its subsidiaries (together, “Doble”). Accordingly, the Board of Directors has affirmatively considered whether this relationship might affect Mr. Olivier’s independence as a director of the Company. The Board determined that Doble sells products and leases equipment to Eversource Energy, services the equipment, and provides testing services to Eversource Energy, all in the ordinary course of their respective businesses; that the total amount of these transactions (including a small amount of component sales to other equipment manufacturers which sell to Eversource) was less than $3,629,000 during fiscal 2017 and less than $2,094,000 during fiscal 2018 (which is less than 0.3% of the Company’s 2018 revenues and less than 0.03% of Eversource Energy’s revenues for 2017, its last completed fiscal year); that Mr. Olivier was not personally involved in these transactions; and that all transactions between Doble and Eversource Energy are intended to be and have been consistent with Doble’s normal commercial terms offered to its customers. Based on its review and consideration of these facts and Mr. Olivier’s oral and written representations, the Board determined that the relationship between the Company and Eversource Energy is not material, that the relationship will not affect Mr. Olivier’s independent judgment on matters affecting the Company, and that Mr. Olivier is independent under the standards of both the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Communications with Directors

Interested parties desiring to communicate concerns regarding the Company to the Lead Director or to the non-management Directors as a group may direct correspondence to: Mr. James M. Stolze, Lead Director, ESCO Technologies Board of Directors, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186. Alternatively, interested parties who wish to communicate with an individual director or any group of directors may write to such director(s) at ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, Attn: Secretary. All such letters will be forwarded promptly to the relevant director(s).

COMMITTEES

The members of the Board of Directors are appointed to various committees. The standing committees of the Board are: the Executive Committee, the Audit and Finance Committee, the Nominating and Corporate Governance Committee, and the Human Resources and Compensation Committee.

Executive Committee

The Executive Committee’s function is to exercise the full authority of the Board of Directors between Board meetings, except that the Executive Committee may not take certain specified actions which the Board of Directors has reserved for action by the whole Board.

The Executive Committee met three times in fiscal 2018. During fiscal 2018, its members were Mr. Richey (Chairman) and Mr. Stolze.

Audit and Finance Committee

The functions of the Audit and Finance Committee are generally to assist the Board of Directors in its oversight of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Accounting Firm”), and the performance of the Company’s internal audit function. The Committee is responsible for appointing, retaining and overseeing the Accounting Firm and its performance of the annual audit; annually evaluating the qualifications, independence and prior performance of the Accounting Firm; reviewing the scope of the Accounting Firm’s work and approving its annual audit fees and any non-audit service fees; reviewing the Company’s internal controls with the Accounting Firm and the internal audit executive; reviewing with the Accounting Firm any problems it may have encountered during the annual audit; discussing Form 10-K and 10-Q reports with management and the Accounting Firm before filing; reviewing and discussing earnings press releases; discussing with management major financial risk exposures; reviewing the annual internal audit plan and associated resource allocation; and reviewing the Company's reports to shareholders with management and the Accounting Firm and receiving certain assurances from management.

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The Committee is also responsible for the Audit Committee Report required to be included in this Proxy Statement pursuant to the regulations of the Securities and Exchange Commission (“SEC”). This Report is set forth under “Audit-Related Matters” beginning on page 39.

The members of the Audit and Finance Committee are Mr. Dewar (since November 2017), Mr. Khilnani, Mr. Phillippy and Mr. Stolze (Chairman). The Board of Directors has determined that each member of the Committee is independent, is financially literate, and has accounting or related financial management expertise, as those terms are defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange. In addition, the Board of Directors has determined that Mr. Stolze is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K. The Committee met four times in fiscal 2018.

The Committee operates under a written charter adopted by the Board of Directors. The charter is posted on the Company’s web site, www.escotechnologies.com, under the “Investor Center–Governance” tab, and a copy is available in print to any shareholder who requests it.

Nominating and Corporate Governance Committee

The functions of the Nominating and Corporate Governance Committee are generally to identify individuals qualified to become Board members and recommend them for election to the Board; to review the composition of Board committees; to develop and recommend to the Board effective corporate governance guidelines; to review the Company’s corporate governance and compliance programs; to oversee the Company’s ethics programs; to review conflicts of interest involving Related Persons, including oversight and administration of the Company’s policy on Related Person transactions; and to lead the Board in its annual review of the Board’s performance.

To be considered for nomination to the Board, candidates must be persons of the highest integrity, have extensive and varied business experience and have demonstrated their ability to interact effectively with associates and peers. They preferably will also have experience and expertise in business areas related to the Company and its technologies, industries and customers. In addition, the Committee will seek out candidates with the ability to interact constructively with the existing Board membership. These attributes will enable the Board to act in the long-term interests of the Company’s shareholders. While the Committee has not established specific minimum qualifications for candidates, it may establish specific membership criteria as appropriate from time to time if the Board determines there is a need for specific skills and industry experience.

Although the Committee does not have a formal policy on diversity, it seeks the most qualified candidates without regard to race, color, national origin, gender, religion, disability or sexual orientation. However, the Committee appreciates the benefits that diversity, including gender diversity, can bring to a board of directors, and it understands that achieving a diverse board of directors may require special efforts to find and attract diverse candidates, especially for a small public company in the aerospace/defense, utility and general industrial markets where women and other minorities in senior executive positions are less common. Accordingly, although there are currently no vacancies on the Company’s Board, the Committee has committed that when future vacancies do occur it will make a concerted effort to diversify the composition of the Board, specifically directing its search firm to search out qualified diverse candidates. In particular, because of the concern over lack of gender diversity on boards of directors, the Committee will make it a priority to ensure that female candidates are represented in the pool of potential Board candidates (without excluding candidates from other under-represented groups).

The Committee may identify new candidates for nomination based on recommendations from Company management, employees, non-management directors, third party search firms, shareholders and other third parties. Consideration of a new candidate typically involves the Committee’s review of information pertaining to such candidate and a series of internal discussions, and may proceed to interviews with the candidate. New candidates are evaluated based on the above-described criteria in light of the specific needs of the Board and the Company at the time. Incumbent directors whose terms are set to expire are evaluated based on the above-described criteria, as well as a review of their overall past performance on the Board of Directors. The Committee has the authority to engage third party search firms to identify candidates, and in 2017 it commenced an active search for a new director and engaged the executive search and consulting firm of Heidrick & Struggles to assist the Committee in identifying and evaluating potential directors. This search resulted in the November 2017 election of Mr. Dewar as a new independent director.

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The Committee will consider director candidates recommended by shareholders, and will evaluate such individuals in the same manner as other candidates proposed to the Committee. All candidates must meet the legal, regulatory and exchange requirements applicable to members of the Board of Directors. Shareholders who wish to recommend individuals for consideration as director candidates for the 2020 Annual Meeting of Shareholders should notify the Committee no later than August 31, 2019 in order to allow time for their recommendations to be considered by the Committee. Submissions are to be addressed to the Nominating and Corporate Governance Committee, c/o Alyson S. Barclay, Corporate Secretary, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, which submissions will then be forwarded to the Committee. The Committee is not obligated to nominate any such individual for election.

The members of the Nominating and Corporate Governance Committee are Mr. Olivier, Mr. Phillippy and Mr. Solley (Chairman). Each member has been affirmatively determined to be an independent director as defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange. The Committee met four times in fiscal 2018.

The Committee operates under a written charter adopted by the Board of Directors. The charter is posted on the Company’s web site, www.escotechnologies.com, under the “Investor Center–Governance” tab, and a copy is available in print to any shareholder who requests it.

Human Resources and Compensation Committee

The functions of the Human Resources and Compensation Committee are generally to review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer; to evaluate the Chief Executive Officer’s performance in light of these goals and objectives; to determine the Chief Executive Officer’s compensation based upon the evaluation; to review and approve the compensation of senior officers and other key executives; to approve and evaluate incentive compensation plans, equity-based plans and other compensation plans; to review and approve benefit programs which go beyond the prerogatives of management, including implementation of new programs and material changes to existing programs; to review the performance and development of, and succession planning for, Company management; to assure that executive officers and other senior executives of the Company are compensated in a manner consistent with the strategy of the Company and competitive practice; and to oversee the Company’s Charitable Contributions Program.

The Committee is also responsible for reviewing and discussing with management the Company’s annual Compensation Discussion and Analysis, and recommending its inclusion in the Company’s annual proxy statement and the Company’s Form 10-K filed with the SEC. Its Report on these matters is set forth on page 19.

The members of the Human Resources and Compensation Committee are Mr. Khilnani (Chairman), Mr. Solley and Mr. Stolze. Each member has been affirmatively determined to be an independent director as defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange, including its enhanced independence standards for compensation committee members. The Committee met four times in fiscal 2018.

The Committee operates under a written charter adopted by the Board of Directors. The charter is posted on the Company’s web site, www.escotechnologies.com, under the “Investor Center–Governance” tab, and a copy is available in print to any shareholder who requests it.

Compensation Committee Interlocks and Insider Participation

The members of the Human Resources and Compensation Committee during fiscal 2018 were Mr. Khilnani, Mr. Solley and Mr. Stolze. During fiscal 2018, none of these individuals (i) was an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had any other relationship requiring disclosure under any paragraph of Item 404 or under Item 407(e)(4) of SEC Regulation S-K. In addition, during fiscal 2018 none of the executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of either the Company’s Board of Directors or its Human Resources and Compensation Committee.

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DIRECTOR COMPENSATION

The responsibilities and the substantial time commitment of a director at a public company require that the Company provide reasonable compensation to incentivize the directors’ performance and ensure their willingness to continue to serve. The Company strives to engage and retain well-qualified directors with significant experience at companies of similar size and complexity. To ensure this is achieved, the Company regularly reviews the compensation provided to its directors. The Company’s non-employee directors are compensated pursuant to the Company’s Compensation Plan for Non-Employee Directors based upon their respective levels of Board participation and responsibilities, including service on Board committees. Directors who are employees of the Company do not receive compensation for their service as directors.

Compensation Components; Changes for 2018. For calendar year 2017 cash compensation paid to non-management directors consisted of an annual cash retainer of $32,500; additional annual cash retainers for the Lead Director and the Chairmen of the Audit and Finance Committee, the Nominating and Corporate Governance Committee and the Human Resources and Compensation Committee of $25,000, $7,000, $5,000 and $5,000, respectively; and annual fees for meetings of the Board of Directors, the Audit and Finance Committee, the Nominating and Corporate Governance Committee and the Human Resources and Compensation Committee of $6,500, $6,000, $6,000 and $6,000, respectively. Because these cash retainers and fees were all paid in January 2017, none were deemed part of the directors’ compensation for fiscal 2018. In addition, each non-management director received a retainer of 900 shares of Company common stock at the beginning of each calendar quarter; because only one quarterly award was made during fiscal 2018, only those shares were deemed part of the directors’ compensation for fiscal 2018.

However, during 2017, consistent with its policy that, absent special circumstances, all directors are expected to attend all meetings of the Board and the committees of which they are members, the Board determined to eliminate the payment of per-meeting fees for attendance at Board and Committee meetings. Accordingly, beginning with calendar year 2018 the annual cash fees for meetings of the Board and its committees were discontinued, and the annual cash retainer for each non-management director was increased from $32,500 to $50,000 for all Board and Committee member services during the year. The additional annual cash retainers for the Lead Director and the Committee Chairmen remained the same, at $25,000, $7,000, $5,000 and $5,000, respectively. All of the retainers and fees for calendar 2018 were paid in January 2018 and therefore all are included in the directors’ cash compensation for fiscal 2018.

At the same time, the Board also decided to replace the quarterly awards of 900 shares each with an annual stock award, to be distributed promptly after the beginning of the calendar year, of a number of shares equal to $180,000 divided by the NYSE closing price of the common stock on the distribution date, rounded to the nearest whole share. The annual stock retainer for 2018 was distributed on January 2, 2018 and is included in the directors’ stock compensation for fiscal 2018; based on the January 2 NYSE closing stock price of $60.25 it amounted to 2,988 shares per non-management director.

At its August 2018 meeting, the Human Resources and Compensation Committee reviewed the directors’ annual compensation plan and determined that a compensation review every other year was consistent with industry practice. Accordingly, the Committee did not make any changes to the directors’ compensation for 2019.

Election to Defer Compensation. The Compensation Plan for Non-Employee Directors permits directors to elect to defer receipt of all of their cash compensation and/or all of their stock compensation. If deferral is elected, the deferred amounts are credited to the director’s deferred compensation account in common stock equivalents. If cash compensation is deferred, the number of common stock equivalents credited is equal to the amount deferred divided by the NYSE closing price of the common stock as of the first day of the calendar quarter in which the deferral occurs (or if that is not a trading day, then the last preceding trading day). If stock compensation is deferred, the number of common stock equivalents credited is equal to the number of shares deferred. Common stock equivalents in the director’s deferred compensation account have no voting rights, but earn dividend equivalents on each dividend payment date equal to the dividends payable on a like number of shares of common stock; and the dividend equivalents earned are credited to the director’s deferred compensation account as additional common stock equivalents valued at the NYSE closing price on the dividend date. A director’s deferred compensation account becomes distributable when the director leaves the Board, or at such other date as may be specified by the director consistent with the terms of the Plan; distribution will be accelerated in certain circumstances, including a change in control of the Company. The account is distributable at the election of the director either in cash or in shares; however, any stock portion which has been deferred may only be distributed in shares. During fiscal 2018, Mr. Dewar and Mr. Olivier deferred receipt of their cash compensation and stock compensation, and Mr. Phillippy deferred receipt of only his stock compensation, as described in the footnotes to the Table below. In addition, Mr. Stolze’s stock compensation from certain prior years continues to be deferred pursuant to a prior deferral election which he subsequently terminated as to future compensation.

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Director Stock Ownership Guidelines. Directors are subject to stock ownership guidelines. Under these guidelines, within five years after their appointment to the Board each non-management director is expected to acquire and hold shares or common stock equivalents having a total cash value equal to five times the annual cash retainer. All directors currently hold more than that amount.

Extended Compensation Plan for Certain Directors. Under the Company’s Directors’ Extended Compensation Plan, a plan for non-management directors who began Board service prior to April 2001, Mr. Solley and Mr. Stolze are each eligible to receive for life an annual benefit of $20,000 beginning after their service as a director ceases. In the event of the death of a retired director who is eligible under this plan, 50% of the benefit will be paid to the surviving spouse for life; if an eligible director dies before retirement, 50% of the benefit, determined as if the director had retired on the date of death, will be paid to the surviving spouse in a lump sum.. The plan permits an eligible director to elect to receive the actuarial equivalent of the benefit in a single lump sum after retirement; and in compliance with section 409(a) of the Internal Revenue Code, Mr. Solley and Mr. Stolze have each made this election.

Fiscal 2018 Compensation. The following table sets forth the compensation of the Company’s non-management directors for fiscal 2018. Mr. Richey and Mr. Muenster are executive officers and did not receive any additional compensation for their service as directors; their compensation is set forth in the section captioned “Executive Compensation Information” beginning on page 19. As explained above and in footnote (1) below, because of a change in the timing and amount of the directors’ stock awards beginning in January 2018 the directors’ compensation for fiscal 2018 includes the final quarterly stock award for calendar 2017 in addition to the full-year stock award for calendar 2018.

Name	Fees Earned or Paid in Cash		Stock Awards (1)		Option Awards	Non-Equity Incentive Plan Compensation	Change In Pension Value and Nonqualified Deferred Compensation Earnings (2)		All Other Compensation	Total
Patrick M. Dewar	$61,250	(3)	$233,622	(3)			$	n/a		$294,872
Vinod M. Khilnani	55,000	(4)	235,017		—	—		n/a	—	290,017
Leon J. Olivier	50,000	(5)	235,017	(5)	—	—		n/a	—	285,017
Robert J. Phillippy	50,000	(6)	235,017	(6)	—	—		n/a	—	285,017
Larry W. Solley	55,000	(7)	235,017		—	—		0	—	290,017
James M. Stolze	82,000	(8)	235,017		—	—		0	—	317,017

(1)	Dollar amounts represent the aggregate grant date fair values and are based on the market value of the stock on the date of each award of shares under the Compensation Plan for Non-Employee Directors. Pursuant to the terms of the Compensation Plan for Non-Employee Directors, Mr. Dewar, Mr. Olivier and Mr. Phillippy have elected to defer the receipt of their share awards and to receive common stock equivalents in lieu of shares. The amounts reflect the actual dollar amounts recognized for financial statement reporting purposes for fiscal 2018 calculated in accordance with FASB ASC Topic 718. Further information about the directors’ fiscal 2018 stock awards is as follows:

Date of Award	Shares Each	Share Price
October 2, 2017 (five directors, excluding Mr. Dewar)	900	$61.10
November 17, 2017 (Mr. Dewar only)	900	59.55
January 2, 2018	2,988	60.25

(2)	Represents the changes in actuarial present value of the participating directors’ accumulated benefits under the Company’s Directors’ Extended Compensation Plan, described above, from September 30, 2017 to September 30, 2018. The changes in pension value include the effect of changes in actuarial assumptions from the preceding year. For fiscal 2018 overall pension values decreased for Mr. Solley and Mr. Stolze in the aggregate amounts of $5,758 and $6,586 respectively, despite the effect of changes in actuarial assumptions which increased their pension values by $2,784 and $6,586 respectively. Pursuant to SEC regulations, the amounts in the table do not include these decreases. The actuarial assumptions used in fiscal 2018 are described in footnote (1) to the Pension Benefits table on page 33.

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(3)	Mr. Dewar was elected to the Board in November 2017 and was awarded compensation for the remainder of calendar 2017 consisting of an initial quarterly award of 900 shares and a pro rata portion of the annual cash retainer amounting to $11,250; Mr. Dewar elected to defer the receipt of this compensation and therefore received 900 common stock equivalents in lieu of the shares plus approximately 189 common stock equivalents in lieu of the cash, based on the closing price of $59.55 per share on the New York Stock Exchange on the issue date of November 17, 2017. For calendar 2018, Mr. Dewar received a cash retainer of $50,000 plus an annual stock award of shares having a value of $180,000, rounded to the nearest whole share (which amounted to 2,988 shares of common stock having a value of 180,027 based on the NYSE closing price of $60.25 on the issue date of January 2, 2018). Mr. Dewar elected to defer receipt of this compensation and therefore received approximately 810 common stock equivalents in lieu of his cash retainer (based on the NYSE closing price of $61.70 on January 9, 2018), plus 2,988 common stock equivalents in lieu of his common stock award.

(4)	Represents cash retainer of $50,000 and committee chairman fee of $5,000.

(5)	Represents cash retainer of $50,000. Mr. Olivier elected to defer receipt of this compensation and therefore received in lieu of cash approximately 810 common stock equivalents having the same value (based on the NYSE closing price of $61.70 on January 9, 2018), plus 2,988 common stock equivalents in lieu of his common stock award.

(6)	Represents cash retainer of $50,000. Mr. Phillippy elected to defer receipt of his stock compensation and therefore received 2,988 common stock equivalents in lieu of his common stock award.

(7)	Represents cash retainer of $50,000 and committee chairman fee of $5,000.

(8)	Represents cash retainer of $50,000, lead director cash retainer of $25,000, and committee chairman fee of $7,000.

* * * * *

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EXECUTIVE COMPENSATION INFORMATION

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee has reviewed and discussed with management the Company’s disclosures under the section captioned “Compensation Discussion and Analysis” beginning immediately following this Compensation Committee Report.

Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed with the Securities and Exchange Commission.

The Human Resources and Compensation Committee

Vinod M. Khilnani, Chairman
Larry W. Solley
James M. Stolze

COMPENSATION DISCUSSION AND ANALYSIS

The Human Resources and Compensation Committee is responsible for determining the compensation of the Chairman and Chief Executive Officer (the “CEO”) and other senior officers and key executives of the Company. This Compensation Discussion and Analysis discusses the compensation of the CEO and the other executive officers identified in the Summary Compensation Table on page 36, whom we refer to herein as the “executive officers” or the “named executive officers.”

Compensation Objective

The Committee’s objective is to develop and maintain industry-competitive compensation packages to attract, retain, motivate and reward the Company’s executive officers and other senior officers and key executives. Compensation programs are designed to be consistent with those of other companies engaged in similar industries and/or of similar size with which the Company is likely to compete for talent to enable the Company to employ and retain a high-quality management team. The Committee seeks to use performance based compensation to maximize the alignment of executive compensation with the long-term interests of the Company’s shareholders.

Executive Summary

The Company’s compensation programs are designed to reward positive financial performance. The cash incentive program is tied to key strategic and financial targets and is designed to reward strong performance. Payouts are higher in times of good performance and lower when targets are not achieved. The stock-based long-term equity incentive (“LTEI”) program and stock ownership guidelines align the interests of executives and shareholders by ensuring that executives bear the economic risk of share ownership. Further, under the Performance-Accelerated Restricted Share (“PARS”) awards, one of the principal elements of the LTEI program, shares may not become vested until at least 3½ years after the initial award, which contributes to the goal of executive retention. As these awards are tied to stock price, this also serves as an incentive to drive strong Company performance. Because the compensation program has historically produced the results desired by the Committee, and based on its review of the compensation program, the executive officers’ current compensation and the Company’s fiscal 2017 performance, the Committee determined that no changes to the structure of its compensation program were warranted for fiscal 2018.

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Compensation Summary

The Committee offers its executive officers a compensation package that includes:

•	A competitive base salary;
•	An annual at-risk cash incentive opportunity based on key performance measures;
•	Equity-based long-term incentive compensation (“LTEI”) which incorporates Company stock performance and retention factors;
•	An employment agreement and a “double-trigger” change of control Severance Plan; and
•	Appropriate and reasonable perquisites.

The Committee sets compensation levels based on the skills, experience and performance of each executive officer, taking into account the benchmarking described below and compensation recommendations made by the CEO (except with respect to his own position). The Committee’s pay for performance philosophy is reflected in the annual base salary and cash incentive plan target review. For example, for fiscal 2018, as a result of the Company’s strong performance in fiscal 2017, all three of the executive officers received increases of 3.5% in their total cash compensation (base salary plus cash incentive target), as described under “Base Salaries” and “Cash Incentive Compensation” below. Additionally, the Company’s LTEI awards utilize share price for acceleration, thereby closely aligning the executive officers with the shareholders on share price performance. The Committee also considers tally sheets which provide, for each executive officer, a recap of each principal element of compensation as well as benefits, perquisites, equity awards, and stock ownership and potential ownership. The tally sheets also reflect the incremental compensation which would be payable as a result of various termination scenarios and each element of pay or benefits impacted. The Committee retains the discretion to adjust all elements of compensation as it deems appropriate, subject to the requirements of shareholder-approved plans.

Compensation Consultant and Benchmarking

The Committee is authorized by its charter to employ independent compensation and other consultants. The Committee has typically engaged a nationally recognized compensation consulting firm (the “Compensation Consultant”) every other year to assist the Committee in evaluating executive compensation. The Compensation Consultant provides information, research and analysis pertaining to executive compensation as requested by the Committee, including updates on market trends, survey data and analysis for market review. The Committee also from time to time engages its primary outside counsel, Bryan Cave Leighton Paisner LLP (“BCLP”) to advise it on selected executive compensation issues.

2016 Compensation Report (Fiscal 2017 Compensation Review). In the summer of 2016 the Committee engaged Pay Governance LLC as the Compensation Consultant to provide a compensation report (the “2016 Compensation Report”) for the Committee’s fiscal 2017 compensation review. One of the elements of the 2016 Compensation Report was the Willis Towers Watson 2016 Top Management Compensation Survey Report – U.S. (CSR General Industry) (the “WTW Market Survey”), a broad-based survey of management compensation in the manufacturing industry, as the primary source for benchmarking its executive compensation levels. A broad market survey provides decision-quality data that is generally reliable and consistent year-over-year. The Company was among the over 400 participating companies which contributed management compensation data for the WTW Market Survey. A list of all of the participating companies included in the WTW Market Survey is attached as Appendix B to this Proxy Statement.

For its 2016 Compensation Report the Compensation Consultant also provided data from the peer group described below (the “2016 Peer Group”) to be used in conjunction with the 2016 Market Survey in order to add context to the decision-making process and provide a supplemental perspective on the market. Peer group proxy data provides transparent line-by-line information for each company in the peer group, thereby allowing the Committee to closely monitor specific companies. Additionally, peer group proxy data provides the ability to review industry trends and compensation design practices as well as pay-for-performance alignment. The 2016 Peer Group was based on the SIC codes assigned to the Company’s subsidiaries and represented companies in the following industries in which the Company participates:

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•	Industrial valves;
•	General industrial machinery;
•	Radio and television communications equipment;
•	Printed circuit boards;
•	Instruments to measure electricity; and
•	Services not elsewhere classified.

Companies in the above industries were then filtered for revenue size in order to determine the 2016 Peer Group. The following is a list of the companies in the 2016 Peer Group:

Aegion Corporation	CIRCOR International, Inc. *	Lydall Inc.
AEP Industries Inc.*	CLARCOR Inc.	MKS Instruments, Inc. *
Aeroflex Holding Corp. *	Comtech Telecommunications Corp. *	MTS Systems Corporation
Ameresco, Inc. *	CTS Corporation	Myers Industries Inc. *
Analogic Corporation	EnerNOC, Inc.	Powell Industries, Inc. *
Barnes Group Inc. *	FARO Technologies, Inc.	Viavi Solutions Inc.
Franklin Electric Co., Inc. *

* Peer group proxy data not available for the General Counsel position.

Updates for Fiscal 2018 Compensation Review. The Committee also used both the WTW Market Survey and the 2016 Peer Group survey as the basis for its compensation review for fiscal 2018, but aged the data in both surveys by 3%.

Fiscal 2018 Benchmarking. For its compensation review for fiscal 2018 the Committee reviewed each principal element of compensation (base salary, cash incentive and LTEI), as well as total cash compensation (base salary and cash incentive), and total direct compensation (target cash compensation and LTEI) for each of the Company’s executive officer positions, and compared them against the annual median and 75th percentile market rates from the WTW Market Survey and for the 2016 Peer Group, in each case as aged by 3%. The range for each element of compensation from the median to the 75th percentile in a survey, as aged by 3%, is referred to hereinafter as the “Benchmark Range” for that survey and that element of compensation. For fiscal 2018, the Committee utilized the Benchmark Ranges from the WTW Market Survey and the 2016 Peer Group in determining the competitiveness of the executives’ compensation. The Committee also compared relative Company performance against the performance of the companies in the 2016 Peer Group to test the overall reasonableness of pay for performance.

The Committee used the WTW Market Survey and 2016 Peer Group data described above as a guideline and frame of reference in determining appropriate compensation levels and incentives for the executive officers; however, the Committee does not make its decisions according to a formula, and the Committee exercises considerable judgment and discretion in making them. The complexity and composition of the Company (consisting of four primary business lines) does not lend itself to comparisons with a readily ascertainable peer group, and while matching by SIC codes can provide some measure of comparability, there are wide variations in the type and complexity of these companies. The Committee therefore considers the Benchmark Ranges to be only a guide, and makes individual determinations of compensation for each of the executive officers based on numerous factors including the comparative responsibilities of the executive officers and the Committee’s assessments of individual and Company performance.

Compensation Consultant Independence. In August 2018, the Committee assessed the independence of Pay Governance and BCLP in line with the SEC’s compensation consultant independence factors, and determined there were no conflicts of interest. The Committee will continue to review their independence status at least annually and will keep the compliance letters on file.

Principal Elements of Compensation Program

The principal elements of the compensation program for executive officers (base salary, cash incentive and long-term equity incentive) are reflected in the Summary Compensation Table on page 29. Each of these elements is described in detail in the corresponding sections below.

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The Company does not believe that any risks arising from its compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Any such risk is mitigated by the multiple elements of the compensation programs, including base salary, annual cash incentive programs, and LTEI awards which are earned over multiple years. This structure encourages decision-making that is in the best long-term interests of the Company and the shareholders.

Based on its review of the compensation program, the executive officers’ current compensation and the Company’s fiscal 2017 performance, the Committee determined that no changes to the structure of its compensation program were warranted for fiscal 2018.

Total Direct Compensation. The executive officers receive total direct compensation consisting of cash compensation, comprised of base salary plus short-term cash incentive compensation, and long-term equity incentive compensation. In addition to their total direct compensation the executive officers also receive certain specified benefits and perquisites. Each of these elements is described in detail in the corresponding sections below.

The Committee sets target levels for total direct compensation based on the skills, experience and performance of each executive officer, taking into account the benchmarking described above and compensation recommendations made by the CEO (except with respect to his own position). The Committee also considers the performance of the Company. In determining the executive officers’ total direct compensation for fiscal 2018, the Committee noted several positive fiscal 2017 performance factors, including strong Company sales and earnings and the completion of several acquisitions. As a result of the Company’s performance in fiscal 2017, the Committee increased the executive officers’ total direct compensation as described in detail below. Total direct compensation for fiscal 2018 was within the WTW Market Survey and 2016 Peer Group Benchmark Ranges for Mr. Richey, above the WTW Market Survey and 2016 Peer Group Benchmark Ranges for Mr. Muenster, and slightly above the WTW Market Survey Benchmark Range and within the 2016 Peer Group Benchmark Range for Ms. Barclay.

Base Salaries. Base salaries are designed to attract, retain, motivate and reward competent, qualified, experienced executives to operate the business. The Company emphasizes performance-based compensation for the executive officers. At the discretion of the Committee, with input by the CEO, executive officers with significant experience and responsibility who consistently demonstrate exemplary performance may be paid above the Benchmark Ranges for their positions, while less experienced executive officers may be paid salaries below the Benchmark Ranges.

Fiscal 2018 base salaries for the executive officers were set by the Committee at the beginning of fiscal 2018. The salaries were based on the Committee’s review of current salary levels and total cash compensation (base salary plus cash incentive target) compared to the WTW Market Survey and 2016 Peer Group Benchmark Ranges for each position, as adjusted for the relative value of the jobs within the Company compared to those in the comparison surveys. The Committee also took into account, for Mr. Richey, fiscal 2017 individual and Company performance, and for the other executive officers, a subjective evaluation of the executives’ fiscal 2017 performance with input from Mr. Richey. Based on the factors considered, the Committee determined that a 3.5% increase in total cash compensation was warranted for 2018, and provided the executive officers with the discretion to allocate the increase prospectively either all to their cash incentive target or 3.5% to their base salary and 3.5% to their cash incentive target. Mr. Richey and Mr. Muenster elected to allocate all of their increase to their cash incentive targets, and Ms. Barclay elected to allocate her increase 3.5% to her base salary and 3.5 % to her cash incentive target. Base salaries for fiscal 2018 were slightly above the Benchmark Ranges for Mr. Richey, above the Benchmark Ranges for Mr. Muenster, and within the Benchmark Ranges for Ms. Barclay.

Base salaries for the executive officers for fiscal 2017 and fiscal 2018 were as follows:

Base Salaries

Officer	FY 2017 Base Salary	Percent Increase from FY 2016	FY 2018 Base Salary	Percent Increase from FY 2017
Victor L. Richey (CEO)	$824,500	None	$824,500	None
Gary E. Muenster (Executive VP & CFO)	$550,000	None	$550,000	None
Alyson S. Barclay (Senior VP & General Counsel)	$326,000	None	$337,500	3.5%

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Cash Incentive Compensation. The Committee uses annual performance-based cash incentives to compensate the executive officers. The Committee establishes at-risk performance targets for the executive officers using financial and operational goals linking compensation to overall Company performance. For fiscal 2018, as described under “Base Salaries” above, Mr. Richey and Mr. Muenster elected to allocate all of the increase in their total cash compensation to their respective cash incentive targets; and Ms. Barclay elected to divide the increase in her total cash compensation between her base salary and her cash incentive target.

The annual cash incentive targets for fiscal 2017 and fiscal 2018 were as follows:

Target Cash Incentive Compensation

Officer	FY 2017 Target Cash Incentive	Percent Increase from FY 2016	FY 2018 Target Cash Incentive	Percent Increase from FY 2017
Victor L. Richey (CEO)	$733,500	21.2%	$788,000	7.4%
Gary E. Muenster (Executive VP & CFO)	$413,000	12.1%	$446,700	8.2%
Alyson S. Barclay (Senior VP & General Counsel)	$202,000	12.6%	$209,000	3.5%

The fiscal 2018 cash incentive target for the executive officers was established pursuant to the Company’s Performance Compensation Plan (the “PCP”) authorized under the 2018 Omnibus Incentive Plan approved by the shareholders at the 2018 Annual Meeting. This at-risk plan closely links the executive officers’ pay to the Company’s financial results and provides for compensation variability through reduced payments in times when performance is below targets and higher compensation in times when performance exceeds targets. The PCP has a fixed target and a range, but allows the Committee discretion to either increase or decrease the actual cash incentive payouts. The target percentages of total cash compensation represented by base salary and by the PCP target varied for fiscal 2018 based on the position, as follows:

	Total Cash Compensation – Fiscal 2018
	Base Salary		Cash Incentive Target (PCP)
Officer		Percent of Total Cash Compensation		Percent of Total Cash Compensation	Total Cash Compensation
Victor L. Richey (CEO)	$824,500	51%	$788,000	49%	$1,612,500
Gary E. Muenster (Executive VP & CFO)	$550,000	55%	$446,700	45%	$996,700
Alyson S. Barclay (Senior VP & General Counsel)	$337,500	62%	$209,000	38%	$546,500

The higher at-risk target percentage for the CEO as compared to the other executive officers is based on the Company’s at-risk philosophy, and his role as CEO of the Company. Likewise, the CFO has a higher percentage as compared to the General Counsel. Typically near the beginning of each fiscal year, the Committee sets performance targets and their weights, and approves the minimum and maximum multipliers which will be applied to the targets to determine the payment under the plan. After reviewing the Company’s business plans for the fiscal year, the Committee determines the key short-term business metrics on which the Company’s senior management should focus in order to drive results; and the Committee then approves the performance targets. Because of the broad responsibilities of the executive officers, their targets are tied to Company-wide measures.

During the first quarter of fiscal 2018, the Committee approved two criteria for achievement of the fiscal 2018 PCP incentive targets. One was earnings per share (“EPS”), weighted at 70% of the total PCP incentive target.

The second criterion was “Cash Flow,” weighted at 30% of the total PCP incentive target. Cash Flow was defined as cash generated from operations at the subsidiary level, plus corporate cash activity related to debt and interest payments, tax payments, pension contributions and corporate general administrative expenses, and minus corporate cash activity related to acquisitions, dividends and share repurchases and the 2018 voluntary additional pension contribution of $7.5 million. This measure is a non-GAAP financial measure.

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The Committee approved the following targets and evaluation matrices for the two fiscal 2018 PCP criteria, on the basis of subsidiary projections with senior management review. The Committee also considered the uncertainty of proposals for tax law changes at the time the targets were established. For each component, the multiplier applied is the one below the dollar value or percentage which is closest to the actual results for that measure, subject to the Committee’s discretion as described above.

PCP – Fiscal 2018 Original Evaluation Matrices

						Target
EPS:	$2.10	$2.15	$2.19	$2.23	$2.28	$2.33	$2.39	$2.45	$2.51	$2.57	$2.62
Multiplier:	0.00	0.20	0.40	0.60	0.80	1.00	1.20	1.40	1.60	1.80	2.00

					Target
Cash Flow (in Millions):	$30.5	$31.5	$32.5	$33.5	$34.5	$35.5	$36.5	$37.5	$38.5	$39.5
Multiplier:	0.20	0.40	0.60	0.80	1.00	1.20	1.40	1.60	1.80	2.00

However, after the Committee approved these targets and evaluation matrices the changes in tax laws resulting from the Tax Cuts and Jobs Act (“TCJA”) enacted by Congress in December 2017 resulted in an unexpected increase in the Company’s EPS, as communicated in the Company’s quarterly press releases. Accordingly, the Company’s management deemed it appropriate to recommend that the Committee modify the 2018 target and evaluation matrix for EPS to exclude the impact of the TCJA in order to avoid an unintended compensation windfall. Management also deemed it appropriate to recommend that the Committee modify the target and matrix to take into account certain restructuring charges incurred during 2018 which had also been communicated in the Company’s quarterly press releases. EPS as adjusted for these items (“Adjusted EPS”) is a non-GAAP financial measure. Based on management’s recommended modifications, the Committee approved the following modified earnings per share target and matrix using Adjusted EPS:

PCP – Fiscal 2018 Adjusted EPS Evaluation Matrix

						Target
Adjusted EPS:	$2.45	$2.50	$2.54	$2.58	$2.63	$2.68	$2.74	$2.80	$2.86	$2.92	$2.97
Multiplier:	0.00	0.20	0.40	0.60	0.80	1.00	1.20	1.40	1.60	1.80	2.00

Actual Adjusted EPS for fiscal 2018 was $2.77, which resulted in a multiplier of 1.40 being applied to the portion of the PCP cash incentive associated with the Adjusted EPS target. Actual cash flow for fiscal 2018 was $54.3 million, which resulted in a multiplier of 2.00 being applied to the portion of the PCP cash incentive associated with the cash flow target.

The Summary Compensation Table on page 29 reflects the actual payouts under the PCP for fiscal 2018, as well as payouts for the preceding two years under the PCP and a second plan, the Company’s Incentive Compensation Plan for Executive Officers, which was discontinued after fiscal 2017.

Long-Term Equity Incentive Compensation. The Committee generally grants LTEI awards to the executive officers at the first Board meeting of the fiscal year. However, for fiscal 2018 the Committee decided to defer the granting of the executive officers LTEI awards until later in the year in order to provide the Committee with the opportunity to evaluate the Company’s financial performance and determine if awards were warranted. The LTEI awards for fiscal 2018 were granted on April 30, 2018 in conjunction with the regularly-scheduled quarterly Board meeting.

In line with the Company’s pay for performance philosophy, the Committee determined the total amount of LTEI to grant to each executive officer based on its review of the value of such LTEI awards for similar executive level positions, taking into consideration the aged WTW Market Survey and aged 2016 Peer Group Benchmark Ranges for LTEI subjectively adjusted based on the Committee’s assessment of the relative value and performance of each individual or, in the case of the CEO, the Company’s fiscal 2017 financial performance, the relative shareholder return and the market rate value of similar incentive awards to CEOs (see “Compensation Consultant and Benchmarking” on page 20). For fiscal 2018, the LTEI awards were within the WTW Market Survey Benchmark Range and below the 2016 Peer Group Benchmark Range for Mr. Richey; above the WTW Market Survey Benchmark Range and within the 2016 Peer Group Benchmark Range for Mr. Muenster; and above the WTW Market Survey Benchmark Range but below the 2016 Peer Group Benchmark Range for Ms. Barclay. In recent years the target LTEI has generally been 100% of total annual target cash compensation for Mr. Richey, approximately 75% of total annual cash compensation for Mr. Muenster, and approximately 66% of total annual cash compensation for Ms. Barclay, and all of the 2018 awards were consistent with these percentages.

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In recent years the Committee has granted LTEI solely in the form of performance-accelerated restricted share units (“PARS”), as authorized under the 2018 Omnibus Incentive Plan (approved by the shareholders at the 2018 Annual Meeting) and its predecessors. PARS awards have a term of five years, and the award (net of withholding taxes) is distributable to the recipient in shares of Company common stock at the end of the term. However, if certain Company performance criteria stated in the notice of award, such as achievement of a target stock price, are met during a specified annual period, normally the third or fourth fiscal years of the term (the “annual performance periods”), then part or all of the award is accelerated, and the accelerated portion (net of withholding taxes) will be distributed in shares six months after the end of the annual performance period in which the criteria are first met; and if acceleration occurs during the fifth year of the award the award will become distributable at the end of the fifth year. Distribution of PARS award shares may not occur earlier than 3½ years after the award even if the performance criteria are met, except in cases of death, disability or certain other special circumstances. In all events, the award recipient must remain continuously employed by the Company until the underlying shares are distributed (except that the Committee may in its discretion waive this requirement if termination of employment is due to death, disability, retirement or other circumstance the Committee deems appropriate). Until the underlying shares are actually distributed, dividends are not paid or accrued on the PARS.

The performance criteria established by the Committee for acceleration of all of the PARS awards granted to date have been the achievement of specified target prices for Company common stock. Achievement of the target price is determined based on the average price over a thirty-trading-day measurement period during a performance year. For the PARS granted in April 2018 for fiscal 2018, the annual performance periods are the twelve month periods ending April 29, 2021 and April 29, 2022, and the stock price targets are $60.05 for acceleration of 50% of the PARS awards and $64.25 for the acceleration of the remaining 50%. The Committee viewed these targets, which are approximately 7.5% and 15%, respectively, over the NYSE closing price of $55.85 on the grant date, as meaningful and challenging. Acceleration will not occur unless the stock price achieves these targets during an annual performance period.

The Committee believes that the Company’s performance will reflect the contributions of management within the award timeframe of five years or less. The value of PARS fluctuates directly with changes in the price of the Company’s stock, which ties executives’ interests directly to those of the shareholders. In addition, the recipient must be continuously employed by the Company from the date of the award until the underlying shares are distributed. For executive officers, PARS awards also contain a two-year non-compete period after the expiration of the earning period of the awards, which provides additional protection to shareholders.

Equity Grant Procedures. The Company does not coordinate LTEI grants with the release of material non-public information. Company-wide equity grants, including equity grants to executive officers, are generally awarded on the date of the regularly scheduled fall meeting of the Human Resources and Compensation Committee when other compensation decisions are made. The equity grants for fiscal 2018 were approved at the scheduled Committee meeting on April 30, 2018, effective on that date. Throughout each year, equity awards are made to new hires, promoted employees or in other special circumstances, generally on the first trading day of the month after hire or the date of the next Committee meeting. The Committee has delegated to the CEO and the Executive Committee the authority to grant a limited number of stock options and LTEI awards, respectively, to key employees other than executive officers, subject to certain restrictions, including an exercise price not less than the NYSE closing price on the grant date; however, no such awards are currently outstanding other than a small number of restricted stock awards which vest after a stated employment period, issued as new hire and/or retention incentives to key employees of acquired businesses.

Changes for 2019. As a result of the Company’s strong performance in fiscal 2018, the Compensation Committee determined that for each of the executive officers a 4.0% increase in total cash compensation was warranted, and (as it had done for 2018) provided the executive officers with the discretion to allocate the increase prospectively between their base salaries and their cash incentive targets. Mr. Richey elected to allocate all of his increase to his cash incentive target and Mr. Muenster and Ms. Barclay elected to allocate their increases between their base salaries and their cash incentive targets, resulting in fiscal 2019 base salaries of $824,500, $576,000 and $350,600 and cash incentive targets of $852,500, $460,600 and $217,800 for Mr. Richey, Mr. Muenster and Ms. Barclay, respectively.

The Committee determined to allocate 100% of the executive officers’ cash incentive compensation opportunity to the PCP, and approved two performance criteria for fiscal 2019:

•	“Adjusted EPS,” weighted at 70% of the total target opportunity and consisting of earnings per share excluding certain defined non-recurring gains and charges expected to be realized or incurred in fiscal 2019; and

•	“Cash Flow,” weighted at 30% of the total target opportunity and consisting of cash generated from operations at the subsidiary level, plus corporate cash activity related to debt and interest payments, tax payments, pension contributions and corporate general administrative expenses, and minus corporate cash activity related to acquisitions, dividends and share repurchases.

The actual cash incentive compensation payable under the PCP for fiscal 2019 will range from 0.2 to 2.0 times the target opportunity for both Adjusted EPS and Cash Flow, depending on actual 2019 performance, based on a separate matrix for each of the measures.

As it had done with the fiscal 2018 LTEI awards, the Committee deferred the granting of any LTEI awards for fiscal 2019 until later in the fiscal year, in order to provide the Committee with the opportunity to evaluate the Company’s financial performance prior to granting the awards.

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Other Compensation Elements

Perquisites. The Company also provides limited perquisites to its executive officers, which have historically included club membership, an annual physical, financial planning and an auto allowance. The Committee annually reviews the types and value of the perquisites provided to the executive officers as part of its overall review of executive compensation. The Committee has determined the perquisites paid in fiscal 2018 to be reasonable.

Retirement Benefits. Like other employees of the Company, the executive officers are eligible for retirement benefits provided through a matched defined contribution (401(k)) program. The executive officers are also eligible for a frozen benefit under the Company’s defined benefit pension plan, and Mr. Richey and Ms. Barclay are eligible for a frozen benefit under its supplemental executive retirement plan (the “SERP”); the accrual of benefits under these two plans ended in December 2003 for all Company employees, consistent with the compensation program’s change in emphasis to at-risk rather than risk-free or safety-net pay. See “Pension Benefits,” below.

Severance Plan. Severance provisions in the event of a change of control benefit a company by allowing executives who are parties to such arrangements to focus on continuing business operations and the success of a potential business combination rather than seeking alternative employment, thereby providing stability to a corporation during a potentially uncertain period. Accordingly, the Committee decided that it was in the Company’s best interest to adopt a Severance Plan, effective in 1995 and last amended in November 2015, which prescribes the compensation and benefits to be provided in the event of a change of control to certain executives, including the CEO and the other executive officers.

For purposes of the Severance Plan, “Change of Control” means any of the following (subject to the specific definitions in the Severance Plan): (i) the acquisition by any person or group of at least 20% of the then-outstanding shares of the Company’s common stock; or (ii) a change in a majority of the members of the Board of Directors that is not approved by the incumbent Board; or (iii) the approval by the shareholders of either a reorganization, merger or consolidation after which the shareholders will not own at least a majority of the Company’s common stock and voting power, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the Company’s assets.

The Company’s change of control arrangements were designed to provide executives with severance payments and certain other benefits in the event that their employment is terminated in connection with a change of control transaction. The Severance Plan includes a “double trigger,” which means that it provides severance benefits only if there is both (1) a change of control of the Company and (2) the employee’s employment is terminated by the Company (or any successor) without cause or if the employee terminates his or her employment for good reason, in each case within 36 months following a change of control, or if the Company terminates his or her employment within 90 days before a change of control at the request of a third party who, at such time, had taken steps reasonably calculated to effect the Change of Control.

If the Severance Plan is triggered, the executive will be entitled to all accrued but unpaid compensation, a pro rata cash bonus for the year of separation and benefits through the date of separation, as well as a lump sum cash payment which is designed to replicate the cash compensation (base salary and cash incentive), plus certain benefits, that the executive would have received had he or she remained employed for two years, and in the case of Mr. Richey and Ms. Barclay, the amount of their accumulated benefit under the SERP. Except for the SERP benefit, these payments and benefits would only be paid as a result of a double-trigger event. The determination of the appropriate level of payments and benefits to be provided in the event of a change of control termination involved consideration of a number of factors. The two-year multiple was determined based on a survey of the Company’s peers at the time the Severance Plan was adopted by the Company, and is deemed to be reasonable. The Committee considered that a high-level executive, who is more likely to lose his or her job in connection with a change of control than other employees, may require more time than other employees in order to secure an appropriate new position, and, unless that executive was provided with change of control benefits, he or she may be motivated to start a job search early if a change of control is anticipated, to the detriment of the Company. Thus, the existence of the Severance Plan provides an incentive for the executive to remain with the Company until a change of control actually occurs. In addition, payments are not provided under the Severance Plan unless there has been not only a change of control but also a qualifying termination of employment, thus providing an acquirer the opportunity to retain the Company’s management team during or after a transition period.

For further information about the Severance Plan, and a sample calculation of the cash compensation and benefits to be provided under the Severance Plan, based on certain stated assumptions, see “Potential Payments Upon Termination or Change in Control” beginning on page 34.

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In addition, pursuant to the executive officers’ severance agreements as well as their LTEI award agreements, in the event of a change of control, stock option vesting (if any) is accelerated to the date of the change of control and the aggregate value of outstanding PARS is paid in cash within 30 days after the change of control.

Employment Agreements. The Company has employment agreements (the “Agreements”) with each of the executive officers. These Agreements provide for a payment equivalent to two years of compensation under a predetermined separation provision, thereby providing for a more amicable separation in circumstances where a business change is warranted. No payment is made under the employment agreements in the event of a change of control (which is covered by the Severance Plan) or termination for cause. The Agreements automatically renew at the end of each one-year term unless either party gives notice of non-renewal at least 180 days prior to expiration of the then-current term. The Agreements provide for payment of an annual base salary, subject to review for increase at the discretion of the Committee, participation in the Company’s PCP and ICP bonus plans, and eligibility for participation in the Company’s LTEI plans and benefit plans and programs applicable to senior executives, and continuance of certain perquisites. For the two year period after a termination, the Agreements prohibit the executive officers from soliciting Company employees or disclosing confidential information. The Agreements also require that the executive officers provide limited consulting services on an as-requested basis following termination. For specifics regarding the cash compensation and benefits provided in the event of a qualifying separation, and for a sample calculation, based on certain stated assumptions, see “Employment Agreements” beginning on page 33, and “Potential Payments Upon Termination or Change in Control” beginning on page 34.

The Committee periodically assesses the reasonableness of the Agreements to consider whether any changes are appropriate.

Limit on Deductibility of Certain Compensation

Federal income tax law prohibits publicly held companies, including the Company, from deducting salaries and other compensation paid to an executive officer to the extent that they exceed $1 million during the tax year. Previously, compensation based upon the attainment of performance goals set by the Committee pursuant to shareholder-approved plans could be structured to qualify for an exclusion from this limitation under Section 162(m) of the Internal Revenue Code; however, the TCJA eliminated this exclusion for amounts deductible in tax years beginning after December 31, 2017.

Stock Ownership Guidelines

The Committee has established stock ownership guidelines for the executive officers. The guidelines currently set the minimum level of ownership at five times total cash compensation (base salary and annual cash incentive target) for the CEO and three times total cash compensation for the other executive officers, which equate to approximately nine times base salary for the CEO, and approximately five times base salary for the other executive officers. Unvested PARS are not included in determining these ownership amounts. Executive officers are expected to be in compliance with the ownership guidelines within five years of their appointments. They are required to hold 100% of all after-tax stock distributions received from compensation awards until the guideline amounts are reached and thereafter as needed to maintain ownership of at least the guideline amounts. All executive officers exceeded the ownership guidelines at the end of fiscal 2018.

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies

In addition to the general provisions of the Company’s Insider Trading Policy, which prohibit any employee from trading in Company securities while in possession of material non-public information, a supplement to the Insider Trading Policy strictly prohibits the Company’s directors, officers and other designated employees from engaging in transactions in Company securities involving puts, calls or other derivative securities on an exchange or in any other organized market; selling Company securities “short” or entering into hedging or similar arrangements involving Company securities; pledging Company securities as collateral for a loan; or holding Company Securities in a margin account. These policies are intended to ensure that the executive officers, as well as other Company personnel in positions of authority, cannot hedge against declines in the price of the Company stock they own or have a personal interest in the price of their shares which may be different from the interests of other shareholders generally.

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Compensation Recovery Policy

The Company’s Code of Business Conduct and Ethics reaffirms the importance of high standards of business ethics. Adherence to these standards by all employees is the best way to ensure compliance and secure public confidence and support. All employees are responsible for their actions and for conducting themselves with integrity. Any failure on the part of any employee to meet any of the standards embodied in this Code will be subject to disciplinary action, including potential dismissal.

Since 2010 the Company has had in effect a Compensation Recovery Policy which provides that when appropriate, and in accordance with applicable law, the Company may recover any “Recoverable Compensation” received during a prescribed period of up to three years if an executive or other senior officer of the Company or any of its affiliates:

•	Engages in intentional misconduct resulting in a financial restatement or in any increase in his or her incentive or equity income, or

•	Engages in activity that competes with the Company or its affiliated companies in violation of any non-compete agreements entered into by such employee, or

•	Solicits customers or hires or assists anyone else in soliciting or hiring employees of the Company or its affiliates after termination of employment or engages in the unauthorized disclosure or use of the Company’s confidential information resulting in harm to the Company or its affiliates, in any case in violation of agreements entered into by such employee prohibiting such actions.

“Recoverable Compensation” is defined to include any equity and incentive compensation received, exercised, earned or distributed to or by an executive or senior officer, including amounts and shares under any equity or compensation plan or employment agreement. The Compensation Recovery Policy specifies that to the extent compensation is recovered from an individual as a result of a financial restatement such amounts will be excluded from “Recoverable Compensation.”

The Company has previously included recoupment, non-compete and clawback provisions in PARS and stock option agreements for certain participants. Where not previously included, the above provisions will be added to all new risk-based compensation awards. This policy does not prevent the Company from taking other actions as appropriate, if warranted, based on the misconduct outlined above.

Advisory Shareholder Say-On-Pay Vote

At each Annual Meeting of Shareholders the Company submits the executive compensation disclosed in the proxy statement for that meeting to the shareholders for their approval on an advisory basis. The Committee and the Board of Directors review and give consideration to that vote in determining future executive compensation policies and decisions. At the Company’s last Annual Meeting in February 2018, the shareholders strongly supported the current compensation program, with over 96% of the shares represented at the Meeting voting to approve the executive officers’ compensation.

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SUMMARY COMPENSATION TABLE

The following table contains information concerning compensation for fiscal 2018 and the preceding two fiscal years for all services rendered in all capacities to the Company and its subsidiaries of the executive officers serving at September 30, 2018 (the “executive officers”).

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Victor L. Richey	2018	$824,500	$0	$1,612,501	$1,245,040	$0	$83,320	$3,765,361
Chairman, Chief	2017	824,500	0	1,557,965	678,488	0	82,828	3,143,781
Executive Officer	2016	824,500	0	1,429,500	883,300	129,472	79,888	3,346,660
& President

Gary E. Muenster	2018	$550,000	$0	$747,552	$705,786	$0	$58,171	$2,061,509
Executive Vice	2017	550,000	0	770,011	382,025	0	55,630	1,757,666
President & Chief	2016	550,000	0	688,724	537,718	68,441	54,477	1,899,360
Financial Officer

Alyson S. Barclay	2018	$337,500	$0	$360,679	$330,220	$0	$74,184	$1,102,583
Senior Vice	2017	326,000	0	380,016	186,850	0	68,673	961,539
President, Secretary	2016	326,000	0	333,548	261,924	89,622	63,387	1,074,481
& General Counsel

(1)	Although discretionary cash awards are permitted under the PCP, as discussed under the caption “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section, none were made during the years indicated.

(2)	Represents the aggregate grant date fair values for performance-accelerated restricted share awards based on the fair market value of the underlying Common Stock on the respective grant dates. Such amounts do not correspond to the actual value that will be realized by the executive officers at the time of distribution.

(3)	Reflects the performance-based cash awards earned for the fiscal year indicated under the PCP, as discussed under the caption “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section. Compensation reported for fiscal years 2016 and 2017 also includes performance-based cash awards earned for those fiscal years under the Company’s Incentive Compensation Plan for Executive Officers.

(4)	Represents the changes in actuarial present value of the executive officers’ accumulated benefits under the Company’s defined benefit pension plan and supplemental executive retirement plan during each fiscal year. These changes in pension value include the effects of changes in actuarial assumptions from year to year. For fiscal 2018 overall pension values decreased for Mr. Richey, Mr. Muenster and Ms. Barclay in the aggregate amounts of $19,968, $13,151 and $16,951 respectively, partly due to the effect of changes in actuarial assumptions which decreased their pension values by $45,925, 25,481 and 33,304 respectively. Pursuant to SEC regulations, the amounts in the table do not include these decreases. For additional information, including the actuarial assumptions used in fiscal 2018, see “Pension Benefits” below. There were no non-qualified deferred compensation earnings.

(Footnotes continued on following page)

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(5)	Comprised of the amounts provided in the table below:

Name and Principal Position	Fiscal Year	Perquisites(a)	Tax Gross-ups(b)	Defined Contribution Savings Plan Company Contributions	Employee Stock Purchase Plan Company Contributions	Total
Victor L. Richey	2018	$52,421	$16,601	$11,000	$3,298	$83,320
Chairman, Chief Executive	2017	50,254	18,470	10,800	3,304	82,828
Officer & President	2016	48,673	17,190	10,600	3,425	79,888

Gary E. Muenster	2018	$36,991	$15,680	$0	$5,500	$58,171
Executive Vice President &	2017	34,700	15,430	0	5,500	55,630
Chief Financial Officer	2016	32,922	15,831	0	5,724	54,477

Alyson S. Barclay	2018	$47,370	$12,285	$11,154	$3,375	$74,184
Senior Vice President,	2017	39,615	12,579	10,600	5,879	68,673
Secretary &	2016	37,318	12,484	11,102	2,483	63,387
General Counsel

(a)	Comprised of car allowance, financial planning, additional life insurance, and Company cost related to the personal use of clubs.
(b)	Represents tax gross-up for taxable club fees and financial planning.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for fiscal 2018 for the executive officers regarding awards under the Company’s cash incentive plan (PCP) and PARS awards under its long-term equity incentive plan. See “Principal Elements of Compensation – Cash Incentive Plans” and “– Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

					All Other Stock Awards:	All Other Options Awards: Number of	Exercise or Base	Grant Date Fair Value of Stock
		Estimated Future Payouts Under Non-Equity			Number of	Securities	Price of	and
Named		Incentive Plan Awards (1)			Shares of	Underlying	Option	Option
Executive Officer	Grant Date(2)	Threshold	Target	Maximum	Stock (3)	Options	Awards	Awards (4)
Victor L. Richey	11/9/2017	$47,280	$788,000	$1,576,000		–	–
	4/30/2018				28,872			$1,612,501
Gary E. Muenster	11/9/2017	26,802	446,700	893,400		–	–
	4/30/2018				13,385			747,552
Alyson S. Barclay	11/9/2017	12,540	209,000	418,000		–	–
	4/30/2018				6,458			360,679

(1)	Represent threshold, target and maximum cash incentive opportunities for fiscal 2018 under the Company’s Performance Compensation Plan (PCP). For more information, see “Principal Elements of Compensation – Cash Incentive Plans” in the Compensation Discussion and Analysis section and footnote (2) below.

(2)	Date of approval of the cash incentive opportunities for fiscal 2018; actual payouts were based on fiscal 2018 results and were not determined until after the end of fiscal 2018. See footnote (3) to the Summary Compensation Table.

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(3)	Represent performance-accelerated restricted shares (“PARS”) that will vest if the executive officer continues in the employment of the Company through the employment service period ending on April 30, 2023. However, 50% and 100% of these PARS may be accelerated and vested earlier if stock price targets of $60.05 and $64.25, respectively, are met between April 30, 2020 and April 29, 2022; in that event, the accelerated portion will vest on October 30 following the end of the annual performance period in which the target is achieved, provided that the executive officer continues in the employ of the Company through the vesting date, and will be paid out on the following business day. However, none of these PARS may vest earlier than October 30, 2021. Achievement of target levels is determined based on the average stock price over a period of thirty consecutive trading days. All executive officer awards provide for acceleration in the event of a change in control of the Company. Dividends are not earned or paid prior to the distribution of the shares. For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

(4)	Based on the fair market value of the underlying Common Stock of $55.85 on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information as of the end of fiscal 2018 for the executive officers regarding outstanding awards of unvested performance-accelerated restricted share units (“PARS”). No executive officer had any stock option awards outstanding, either exercisable or unexercisable, as of the end of fiscal 2018.

		Stock Awards (1)
Executive Officer	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)
Victor L. Richey	11/11/2015	39,986	(3)	$2,721,047
	11/11/2016	30,912	(4)	2,103,562
	4/30/2018	28,872	(5)	1,964,740

Gary E. Muenster	11/11/2015	19,265	(3)	$1,310,983
	11/11/2016	15,278	(4)	1,039,668
	4/30/2018	13,385	(5)	910,849

Alyson S. Barclay	11/11/2015	9,330	(3)	$634,907
	11/11/2016	7,540	(4)	513,097
	4/30/2018	6,458	(5)	439,467

(1)	Achievement of target levels is determined based on the average stock price over a period of thirty consecutive trading days. All executive officer PARS awards provide for acceleration of vesting in the event of a change in control of the Company. Dividends are not earned or paid on PARS award shares until the underlying shares are distributed to the recipient.

(2)	Based on the closing price of the Company’s common stock of $68.05 on September 28, 2018, the last trading day of the Company’s 2018 fiscal year.

(3)	With respect to the PARS awards granted November 11, 2015, the specified stock price targets of $38.45 and $41.10 were achieved on October 1, 2017; accordingly, these awards have accelerated and will vest on March 31, 2019 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

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(4)	With respect to the PARS awards granted November 11, 2016, the specified stock price targets of $54.20 and $57.95 were achieved on October 1, 2018; accordingly, these awards have accelerated and will vest on March 31, 2020 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

(5)	The PARS awards granted April 30, 2018 will vest on April 30, 2023 if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). Alternatively, acceleration of 50% and 100% of these awards will occur if the specified stock price targets of $60.05 and $64.25, respectively, are achieved between April 30, 2020 and April 29, 2022; in that event the accelerated percentage of the awards will vest on October 30 following the end of the annual performance period in which the target is achieved if the executive officer continues in the employment of the Company through that date and will be distributed in shares on the following business day (less a number of shares having a value equal to the amount of required tax withholdings). For more information, see “Principal Elements of Compensation – Long-Term Equity Incentive Compensation” in the Compensation Discussion and Analysis section.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information for the executive officers regarding performance-accelerated restricted share (PARS) awards which vested during fiscal 2018. No stock options were exercised by the executive officers during fiscal 2018, and none were outstanding as of September 30, 2018.

	Stock Awards
Executive Officer	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Victor L. Richey	40,038	$2,344,225
Gary E. Muenster	19,284	1,129,078
Alyson S Barclay	9,351	547,501

(1)	Shares of Common Stock underlying the PARS awards granted in October 2014, which vested on March 31, 2018. A number of these shares were withheld in lieu of cash payment of applicable withholding taxes, and the remaining shares were distributed on April 2, 2018.

(2)	Fair market value of the shares of Common Stock underlying the PARS awards which vested on March 31, 2018, based on the closing price on March 29, 2018 (the last previous trading date) of $58.55, the value used by the Company for tax and accounting purposes.

PENSION BENEFITS

Pension Plan and SERP. At the time of the 1990 spin-off of the Company by Emerson Electric Co. (“Emerson”), the Company established a defined benefit pension plan (the “Pension Plan”) in which the Company’s executive officers as well as other covered employees participated. Prior to the 1990 spin-off, the executive officers (other than Mr. Muenster, who was not then an employee) participated in one of the pension plans of Emerson or its subsidiaries. The Pension Plan is substantially identical to the Emerson Retirement Plan at the time of the 1990 spin-off (the “Emerson Retirement Plan”). Under the Pension Plan, the participant is credited with service equal to the participant’s service credit under the Emerson Retirement Plan, but the participant’s benefit accrued under the Pension Plan will be offset by the benefit accrued under the Emerson Retirement Plan as of September 30, 1990. Because benefits under the Pension Plan may be reduced under certain maximum provisions of the Internal Revenue Code, in 1993 the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) which provides that where any such reductions occur, the Company will make supplemental payments to certain retired executives, including the present executive officers other than Mr. Muenster. The SERP was designed to maintain total pension benefits at the formula level of the Pension Plan. Effective December 31, 2003, both the Pension Plan and the SERP were frozen with no increase in benefits accruing to participants.

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These plans provide for fixed retirement benefits based on the participant’s credited years of service, five-year average compensation (the highest average annual cash compensation during any five consecutive years through 2003), and applicable Social Security covered compensation calculated as of December 31, 2003, the effective date of the freezing of the plans. Under the current law, the benefits amounts will not be subject to any reduction for Social Security or other offset amounts.

The following table sets forth the present value of the accumulated benefits for the executive officers under each plan as of September 30, 2018, based upon the assumptions described in footnote (1).

Name	Plan Name	Number of Years of Credited Service (1)	Present Value of Accumulated Benefit (1)		Payments During Last Fiscal Year
Victor L. Richey	Pension Plan	18	$489,505		$0
	SERP	18	201,689	(2)	0
Gary E. Muenster	Pension Plan	13	$324,652		$0
	SERP	n/a	n/a		n/a
Alyson S. Barclay	Pension Plan	16	$408,308		$0
	SERP	16	22,795	(2)	0

(1)	The number of years of credited service and the accumulated benefit was frozen as of December 31, 2003. The present value has been calculated assuming that the executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable on the basis of a single life annuity with a 60 month certain payment period. Except for the assumption that the executives remain in service and retire at age 65, the present value is based on the assumptions described in Note 11 to the Company’s Consolidated Financial Statements included in the 2018 Annual Report to Shareholders. The discount rate assumption is 4.15% and the post-retirement mortality assumption is based on the RP-2014 mortality table projected back to 2007 with Scale MP-2014, and generational improvements based on Scale BB-2D grading down to 0.75% in 2024.

(2)	As permitted under the SERP, Mr. Richey and Ms. Barclay have elected to receive their accumulated benefits in the form of a lump sum cash payment in the event of a change of control.

Defined Contribution Plan. The Company’s Employee Savings Investment Plan (the “Defined Contribution Plan”) is an employee benefit plan under section 401(k) of the Internal Revenue Code, which is offered to substantially all United States employees including the executive officers. The Defined Contribution Plan provides for a Company cash match at a rate of 100% of the contributions by each employee up to 3% of the employee’s eligible compensation, and 50% of any additional contributions by the employee up to 5% of the employee’s eligible compensation, subject to Internal Revenue Code limits. The amounts of the Company’s cash match for the accounts of the executive officers in fiscal years 2016, 2017 and 2018 are listed on page 30 in footnote (5) to the Summary Compensation Table, under the heading “Defined Contribution Savings Plan Company Contributions.”

The Company has no defined contribution or other plan that provides for the deferral of executive compensation on a basis that is not tax-qualified.

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EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with Messrs. Richey and Muenster and Ms. Barclay effective on or about November 1, 1999 and subsequently amended from time to time.

The employment agreements provide for a base salary, which is subject to annual review by the Human Resources and Compensation Committee but may not be decreased, and an annual cash incentive opportunity in accordance with the Performance Compensation Plan and the Incentive Compensation Plan. These executives are entitled to participate in any stock option, restricted stock or performance share awards and other compensation as the Company’s Human Resources and Compensation Committee shall determine, as well as all employee benefit programs of the Company applicable to senior executives, and the Company will provide certain perquisites, including financial planning, an automobile allowance and club membership.

The agreements currently provide that they will be automatically renewed for successive one year periods unless a six month notice of non-renewal is given by the Company or the executive. However, the Company has the right to terminate the executive’s employment at any time upon thirty days’ notice either with or without Cause, and the executive has the right to resign at any time upon thirty days’ notice. “Cause” is defined in the agreements as the executive’s willful failure to perform his or her duties, disability or incapacity extending for nine consecutive months, willful misconduct, conviction of a felony, breach of any material provision of the employment agreement, or a determination by the Board that the executive has committed fraud, embezzlement, theft or misappropriation against the Company. If the executive’s employment is terminated by the Company other than for Cause, or if the executive terminates his or her employment following certain actions by the Company defined in the agreements as “Good Reason,” the executive will be entitled to receive certain compensation and benefits. “Good Reason” includes the Company’s materially failing to comply with the agreement, materially reducing the executive’s responsibilities or requiring the executive to relocate. In the case of such a termination, the executive will receive for two years: (i) the executive’s base salary and cash incentive (calculated to be no less than the annual percentage of base salary under the cash incentive plans for the last fiscal year prior to termination) paid, at the executive’s election, in either a lump sum on the regularly scheduled payroll date coinciding with or immediately preceding March 15 of the calendar year following the calendar year of termination, or in equal biweekly installments up until the regularly scheduled payroll date coinciding with or immediately preceding March 15 of the year following termination, at which time any balance will be paid in a lump sum, (ii) immediate vesting of outstanding stock options and immediate vesting and payout of any PARS awards whose payout dates have been accelerated, and (iii) continuation of certain employee benefits and perquisites. If the executive’s employment is terminated in connection with a Change of Control (as defined in the agreements), the executive will not receive the foregoing benefits, and will receive instead the benefits payable under the Company’s Severance Plan. See “Potential Payments Upon Termination or Change in Control,” below.

The employment agreements prohibit the executives from disclosing confidential information or trade secrets concerning the Company, and for a period of two years from soliciting employees of the Company and from soliciting customers or distributors of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments/Benefits Upon Change in Control

Severance Plan. The Company has established a Severance Plan (the “Plan”) covering the executive officers. Under the Plan, following an occurrence of a “Change of Control,” as defined in the Plan (see “Other Compensation Elements – Severance Plan” in the Compensation Discussion And Analysis section), each of the executive officers will be entitled to be employed by the Company for a period of three years following the Change of Control, unless terminated earlier in accordance with the Plan. During this employment period the executive officer will: (i) be paid a minimum base salary equal to his or her base salary prior to the Change of Control, (ii) be paid a minimum annual bonus equal to the latest target cash incentive opportunity approved by the Human Resources and Compensation Committee prior to the effective date of the Change of Control (the “Current Cash Incentive Target”), (iii) continue to receive the employee benefits to which he or she was entitled prior to the Change of Control, and (iv) receive annually the value (determined as described under “Incentive Plan Awards” below) of the last LTEI awards issued to him or her prior to the Change of Control, which value may be paid either in cash or in publicly traded stock of the entity which acquired the Company in the Change of Control.

If the executive officer’s employment is terminated by the Company during this three-year employment period other than for death, disability or “Cause” as defined in the Plan, or if the executive officer terminates his or her employment during the employment period following certain specified actions by the Company (“Good Reason”), such as materially failing to comply with the provisions of the Plan, a material diminution in his or her authority, duties or responsibilities or base salary, or requiring him or her to relocate, he or she will be entitled to receive, among other things, a cash lump sum equal to the aggregate of: (i) any unpaid current base salary, (ii) a bonus equal to the Current Cash Incentive Target, prorated for a partial year, and (iii) an amount calculated by multiplying two times the sum of the current annual base salary and the Current Cash Incentive Target. In addition, he or she will receive the continuation of his or her employee benefits for two years.

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The Company may amend the Plan, but no amendment adverse to the rights of an executive officer under the Plan will be effective unless notice of the amendment has been given by the Company to the executive officer at least one year before a Change of Control occurs.

Incentive Plan Awards. The terms of the Company’s outstanding PARS awards provide that upon a change of control (defined in the awards substantially the same as in the Severance Plan), regardless of whether the officer’s employment terminates, any undistributed portion of the award will be distributed in cash, based on the average trading price of the underlying shares for the last ten trading days prior to the change of control, within 30 days after the change of control occurs.

Payments/Benefits Upon Death or Disability

If the executive officer’s employment were to be terminated because of death or disability, under the executive officer’s employment agreement with the Company the executive officer (or his or her beneficiaries) would receive benefits under the Company’s disability plan or the Company’s life insurance plans, as applicable.

With respect to outstanding PARS awards, the Committee may, in its sole discretion, make full, pro-rata, or no share distributions, as it may determine, to an executive officer in the event of disability, or to the executive officer’s surviving spouse or beneficiary in the event of death.

Payments/Benefits Upon Termination by the Employee With Good Reason or by the Company Without Cause

The executive officers’ employment agreements provide that if the executive officer’s employment were to be terminated by the Company prior to a Change of Control other than for cause, death or disability or by the executive officer for Good Reason, the Company would be required to continue to pay the executive officer’s base salary and cash incentive for two years following termination; however, the executive officer could elect to receive each of these payments in a lump sum on or about March 15 of the calendar year following the calendar year in which the termination occurs. In addition, certain employee benefits would continue after the termination, the executive officer’s outstanding stock options (if any; no stock options are currently outstanding) would vest and become exercisable, and his or her accelerated but unvested PARS awards would become fully vested and the underlying shares would be distributed, subject to and in accordance with the terms of the applicable Incentive Compensation Plan. These payments and benefits would be conditioned upon the executive officer not soliciting employees, customers or distributors of the Company for a period of two years after termination. In addition, the executive officer would be required to execute the Company’s standard severance agreement and release.

Payments Upon Termination by the Employee Without Good Reason

If the executive officer were to terminate his or her employment without Good Reason, the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS awards would be forfeited.

Payments Upon Termination by the Company for Cause

If the executive officer’s employment were to be terminated by the Company for Cause, under the employment agreement the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS awards would be forfeited.

Incremental Compensation in the Event of Termination As A Result of Certain Events

The following tables reflect the additional compensation and benefits to be provided to the executive officers of the Company in the event of a termination of employment at, following, or in connection with a Change of Control or for the other listed reasons. The amounts shown assume that the termination was effective as of the close of business on September 30, 2018, the end of the Company’s last fiscal year. The actual amounts to be paid would be determinable only at the time of the actual termination of employment.

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Victor L. Richey:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$ 206,125	(1)	$ 1,649,000	(2)	$0	$0
Cash incentive	788,000	(3)	0	0		1,467,000	(4)	0	0
Severance payment	3,225,000	(5)	0	0		0		0	0
Total Cash Compensation	$4,013,000		$0	$206,125		$3,116,000		$0	$0

Long-Term Equity Incentive Awards:
Performance accelerated restricted stock	6,789,349	(6)	0	0		2,721,047	(7)	0	0
Total Awards	$6,789,349		$0	$0		$2,721,047		$0	$0

Total Direct Compensation	$10,802,349		$0	$206,125		$5,837,047		$0	$0

Benefits: (8)
Broad-based benefits	$83,774		$0	$0		$6,784		$0	$0
Pension benefits	21,284	(9)	0	0		0		0	0
Other executive benefits/perquisites	112,970		0	0		119,033		0	0
Total Benefits	$218,028		$0	$0		$125,817		$0	$0

Total Incremental Compensation	$11,020,377		$0	$206,125		$5,962,864		$0	$0

Gary E. Muenster:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$ 137,500	(1)	$ 1,100,000	(2)	$0	$0
Cash incentive	446,700	(3)	0	0		826,000	(4)	0	0
Severance payment	1,993,400	(5)	0	0		0		0	0
Total Cash Compensation	$2,440,100		$0	$137,500		$1,926,000		$0	$0

Long-Term Equity Incentive Awards:
Performance accelerated restricted stock	3,261,500	(6)	0	0		1,310,983	(7)	0	0
Total Awards	$3,261,500		$0	$0		$1,310,983		$0	$0

Total Direct Compensation	$5,701,600		$0	$137,500		$3,236,983		0	$0

Benefits: (8)
Broad-based benefits	$42,233		$0	$0		$2,721		$0	$0
Pension benefits	0		0	0		0		0	0
Other executive benefits/perquisites	85,529		0	0		94,894		0	0
Total Benefits	$127,762		$0	$0		$97,615		$0	$0

Total Incremental Compensation	$5,829,362		$0	$137,500		$3,334,598		$0	$0

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Alyson S. Barclay:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$ 84,375	(1)	$ 675,000	(2)	$0	$0
Cash incentive	209,000	(3)	0	0		418,500	(4)	0	0
Severance payment	1,093,000	(5)	0	0		0		0	0
Total Cash Compensation	$1,302,000		$0	$84,375		$1,093,500		$0	$0

Long-Term Equity Incentive Awards:
Performance accelerated restricted stock	1,587,470	(6)	0	0		634,907	(7)	0	0
Total Awards	$1,587,470		$0	$0		$634,907		$0	$0

Total Direct Compensation	$2,889,470		$0	$84,375		$1,728,407		$0	$0

Benefits: (8)
Broad-based benefits	$68,145		$0	$0		$6,784		$0	$0
Pension benefits	1,254	(9)	0	0		0		0	0
Other executive benefits/perquisites	101,952		0	0		110,918		0	0
Total Benefits	$171,351		$0	$0		$117,702		$0	$0

Total Incremental Compensation	$3,060,821		$0	$84,375		$1,846,109		$0	$0

Footnotes to the Above Three Tables:

(1)	Represents three months’ base salary, which the Company has the discretion to provide to its executive officers in order to cover the waiting period under the Company’s group long-term disability insurance policy.

(2)	As calculated under the terms of the executive officer’s employment agreement. The amount shown represents the annual base salary in effect at September 30, 2018 multiplied by two.

(3)	As calculated under the terms of the Severance Plan. The amount shown is in lieu of any annual cash incentive for fiscal 2018 which would have otherwise been paid except for the termination.

(4)	As calculated under the terms of the executive officer’s employment agreement. The amount shown represents the officer’s fiscal 2017 cash incentive target percentage, multiplied by two times the officer’s fiscal 2018 base salary.

(5)	As calculated under the terms of the Severance Plan.

(6)	Represents the value of shares that would be distributed upon the occurrence of a change in control, based on the $68.05 closing price of the Company’s common stock on September 28, 2018, the last trading day of the Company’s 2018 fiscal year. These amounts would become payable to the executive officer even if the officer’s employment were not terminated in connection with the change in control. See “Payments/Benefits Upon Change in Control – Incentive Plan Awards” on page 35.

(7)	The amounts shown represent the value of share awards whose payment has been accelerated and which would vest upon termination in this situation pursuant to the named officer’s employment agreement.

(8)	The amounts shown represent the projected cost to continue benefits in accordance with the executive officer’s employment agreement and the provisions of the Severance Plan. Included in Total Benefits are broad-based benefits (health insurance, life and disability premiums), financial planning, automobile, club dues and tax gross-up on club fees. In the case of “Termination by Employee for Good Reason or by Employer Without Cause,” Total Benefits also include an estimated outplacement fee of $15,000.

(9)	As permitted under the SERP, Mr. Richey and Ms. Barclay have elected to receive their accumulated benefits in the form of a lump sum cash payment in the event of a change of control. The amount shown for each executive represents the actuarially determined excess of the value of this lump-sum payment over the discounted present value of the payments the executive would be entitled to receive under a normal retirement at age 65.

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PAY RATIO DISCLOSURE

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations of the Securities and Exchange Commission, the Company is providing the following information about the relationship between the total annual compensation of its CEO, Mr. Richey, and the median total annual compensation of its employees.

As reported in the Summary Compensation Table on page 29, Mr. Richey’s 2018 total annual compensation was $3,765,361. The 2018 median total annual compensation of all of the Company’s employees who were employed as of August 1, 2018 (the “Determination Date”), other than Mr. Richey, was $59,316, resulting in a pay ratio of 63:1.

Calculation Methodology

As of the Determination Date, the Company’s total worldwide employee population consisted of 3,058 employees, excluding the CEO. This included all full-time, part-time and temporary employees as well as employees on leaves of absence. Although the SEC regulations permit companies to exclude a limited number of foreign employees, the Company did not use this exclusion.

The SEC regulations require the median compensated employee to be identified using a “Consistently Applied Compensation Measure” (“CACM”). The CACM used by the Company consisted of base salary or wages, overtime, target bonus and commissions as of the Determination Date. This compensation was annualized to cover the full 2018 fiscal year, as was the compensation of new hires. For international employees, their compensation was converted to U.S. dollars using the applicable foreign exchange rate as of the Determination Date.

After identifying the median compensated employee, that employee’s total annual compensation was calculated consistent with the methodology used for determining Mr. Richey’s total annual compensation for the Summary Compensation Table.

The pay ratio reported above is the Company’s reasonable estimate calculated in a manner consistent with SEC regulations and the methodology described above. However, the SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, to apply exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices and employee populations. Other companies may calculate their pay ratio using a methodology or estimates and assumptions which differ from those used by the Company. Therefore the pay ratio reported above may not be comparable to the pay ratio reported by other companies, including those in the Company’s peer group.

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OTHER INFORMATION

AUDIT-RELATED MATTERS

Approval of Audit and Permitted Non-Audit Services

The Audit and Finance Committee has adopted pre-approval policies and procedures requiring that the Committee pre-approve all audit and permitted non-audit services to be provided by the Company’s independent registered public accounting firm. In accordance with this policy, the Committee has pre-approved and has set specific quarterly limitations on fees for the following categories of services: general accounting and SEC consultation, compliance with pertinent legislation, general taxation matters and tax returns. Services which have not received specific pre-approval by the Committee must receive such approval prior to the rendering of the services.

Auditor Fees and Services

The Company has paid the following fees to KPMG LLP, its independent registered public accounting firm, for services rendered for each of the last two fiscal years. All of these fees were pre-approved by the Committee.

	2018	2017
Audit Fees (1)	$1,725,000	$1,695,000
Audit-Related Fees (2)	0	0
Tax Fees (3)	0	0
All Other Fees (4)	200,000	0
Total	$1,925,000	$1,695,000

(1)	Audit Fees primarily represent amounts paid for the audit of the annual financial statements included in the Company’s SEC Form 10-K, reviews of the quarterly financial statements included in the Company’s SEC Forms 10-Q, the performance of statutory audits for certain of the Company’s foreign subsidiaries, and services that are normally provided in connection with statutory and regulatory filings for those fiscal years, including expressing an opinion on the Company’s internal control over financial reporting.

(2)	Audit-Related Fees represent amounts paid for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which are not included in Audit Fees above.

(3)	Tax Fees represent amounts paid for tax compliance, tax advice and tax planning services.

(4)	All Other Fees consist of amounts paid for services in connection with the Company's implementation of the new FASB revenue recognition standard, ASU No. 2014-09, Revenue from Contracts with Customers, as described in Note 1.W to the Company's Consolidated Financial Statements included in its 2018 Annual Report to Shareholders

Report of the Audit and Finance Committee

The Audit and Finance Committee oversees and monitors the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2018, including a discussion of the quality and the acceptability of the Company’s financial reporting practices and the internal controls over financial reporting.

The Committee reviewed with KPMG LLP, the independent registered public accounting firm which is responsible for expressing opinions on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America and on the Company’s internal control over financial reporting, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee discussed with KPMG LLP its independence from management and the Company, including the impact of any non-audit-related services provided to the Company, the matters in that firm’s written disclosures and the letter from KPMG LLP to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence. The Committee also discussed with the independent accountants the matters required to be discussed by the statement on Auditing Standards No. 1301, as adopted by the PCAOB (which replaced PCAOB Auditing Standard No. 61).

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Further, the Committee discussed with the Company’s internal audit executive and KPMG LLP the overall scope and plans for their respective audits. The Committee meets periodically with the internal audit executive and representatives of the independent accountants, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls (including internal controls over financial reporting), and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed with the Securities and Exchange Commission. The Committee also evaluated and reappointed KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2019.

The Audit and Finance Committee

James M. Stolze, Chairman
Patrick M. Dewar
Vinod M. Khilnani
Robert J. Phillippy

SECURITIES OWNERSHIP

Securities Ownership Of Directors and Executive Officers

The following table sets forth certain information with respect to the number of shares beneficially owned by the directors and executive officers of the Company as of December 3, 2018, the record date for the Meeting. For purposes of this table and the following table, the “beneficial ownership” of shares means the power, either alone or shared with one or more other persons, to vote or direct the voting of the shares, and/or to dispose of or direct the disposition of the shares, and includes any shares with respect to which the named person had the right to acquire beneficial ownership within the next 60 days. Unless otherwise noted, each person had the sole voting and dispositive power over the shares listed.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)
Alyson S. Barclay	80,931	(2)	(3)
Patrick M. Dewar	4,913	(4)	(3)
Vinod M. Khilnani	15,588		(3)
Gary E. Muenster	183,062	(2)	0.7%
Leon J. Olivier	21,684	(4)	(3)
Robert J. Phillippy	16,734	(4)	(3)
Victor L. Richey	242,299	(2)	0.9%
Larry W. Solley	24,750		(3)
James M. Stolze	58,312	(4)	(3)

All directors and executive officers as a group (9 persons)	648,273	(4)	2.5%

(1)	Based on 25,910,828 shares outstanding as of December 3, 2018, the record date for the Meeting.

(2)	Includes shares held in the Company's Employee Purchase Plan. Does not include 23,328, 47,928 and 99,770 unvested PARS award units held by Ms. Barclay, Mr. Muenster and Mr. Richey, respectively.

(3)	Less than 0.5%.

(4)	Includes approximately 4,913, 20,784, 15,834 and 18,744 stock equivalents credited to the deferred compensation accounts of Mr. Dewar, Mr. Olivier, Mr. Phillippy and Mr. Stolze, respectively, under the Compensation Plan for Non-Employee Directors. See “Director Compensation” beginning on page 16. Stock equivalents have been rounded to the nearest whole share.

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Securities Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to each person known by the Company as of the dates set forth in the footnotes below to be deemed, pursuant to applicable SEC regulations, to beneficially own more than five percent of the Company’s outstanding shares. For this purpose, beneficial ownership of shares is determined in accordance with SEC Rule 13d-3 and includes sole or shared voting and/or dispositive power with respect to such shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares (1)
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	3,762,026	(2)	14.5%
T. Rowe Price Associates, Inc. P.O. Box 89000, Baltimore, MD 21289	2,967,313	(3)	11.5%
Vanguard Group, Inc. P.O. Box 2600, V26, Valley Forge, PA 19482	2,467,138	(4)	9.5%
Dimensional Fund Advisors, LP 6300 Bee Cave Road, Building One, Austin, TX 78746	1,838,466	(5)	7.1%
Wellington Management Group LLP 280 Congress Street, Boston, MA 02210	1,611,487	(6)	6.2%

(1)	Based on 25,910,828 shares outstanding as of December 3, 2018, the record date for the Meeting.

(2)	Based on information contained in a Form 13F filed with the SEC on November 9, 2018 by BlackRock, Inc., which reported that as of September 30, 2018 it had sole dispositive power over these shares and sole voting power over 3,688,613 of these shares. BlackRock, Inc. has also stated that it is the parent holding company of certain institutional investment managers and that it does not itself exercise and therefore disclaims investment discretion over any securities positions over which its investment operating subsidiaries exercise such discretion; however, for purposes of this Proxy Statement it is deemed to be a beneficial owner of these shares.

(3)	Based on information contained in a Form 13F filed with the SEC on November 14, 2018 by T. Rowe Price Associates, Inc. (“TRP”), which reported that as of September 30, 2018 it had sole dispositive power over these shares and sole voting power over 637,237 of these shares. TRP has also stated that these securities are owned by various individual and institutional investors for which TRP serves as investment adviser with power to direct investments and/or power to vote the shares and has expressly disclaimed beneficial ownership of any of the reported shares; however, for the purposes of this Proxy Statement it is deemed to be a beneficial owner of these shares.

(4)	Based on information contained in a Form 13F filed with the SEC on November 14, 2018 by The Vanguard Group, Inc., which reported that as of September 30, 2018 it had sole dispositive power over 2,440,178 of these shares, shared dispositive power over 26,960 of these shares, sole voting power over 25,772 of these shares, and shared voting power over 4,800 of these shares.

(5)	Based on information contained in a Form 13F filed with the SEC on November 13, 2018 by Dimensional Fund Advisors, LP, which reported that as of September 30, 2018 it had shared dispositive power over these shares and sole voting power over 1,764,679 of these shares.

(6)	Based on information contained in a Form 13F filed with the SEC on November 14, 2018 by Wellington Management Group LLP, which reported that as of September 30, 2018 it had shared dispositive power over these shares and shared voting power over 1,238,646 of these shares.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the SEC initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2018, all Section 16(a) reports applicable to its officers, directors and greater than ten percent beneficial owners were timely filed.

SHAREHOLDER PROPOSALS

In order for a shareholder of the Company to formally nominate an individual for election as a director or propose other business at a meeting of shareholders, the Company’s Articles of Incorporation require that notice of the nomination or proposal must be given to the Company in advance of the meeting at which the election is to be held. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting; but if the Company gives less than 50 days’ notice or prior public disclosure of the date of the meeting, then the shareholder must give such notice within ten days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first.

The required advance notice must include certain additional information regarding both the proponent and any prospective nominee useful to the Company in evaluating and responding to the nomination or proposal, and as to proposals other than nominations, a full description of the proposal, including its text, and a description of any agreements or arrangements between the proponent and any other person in connection with the proposal; all as specified in detail in the Company’s Articles of Incorporation and Bylaws. Any prospective director nominees must also complete a questionnaire regarding the background and qualifications of the proposed nominee and any person or entity on whose behalf the nomination is being made, and must represent in writing that the proposed nominee is not, and will not become, a party to any undisclosed voting commitments or compensation arrangements with respect to service as a director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and stock trading policies and guidelines of the Company.

The Board may reject any nominations or proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Shareholders may also recommend director candidates to the Nominating and Corporate Governance Committee for consideration as described under “Nominating and Corporate Governance Committee” on page 14.

The above requirements are in addition to, and are separate from, the requirements of SEC Rule 14a-8 relating to the rights of shareholders to request inclusion of proposals in, or of the Company to omit proposals from, the Company’s proxy statement. However, solely with respect to a proposal, other than the nomination of directors, that a shareholder proposes to bring before an annual meeting of shareholders, the notice requirements set forth in the Company’s Articles of Incorporation and Bylaws will be deemed satisfied by the shareholder if the shareholder has submitted the proposal to the Company in compliance with Rule 14a-8 and the proposal has been included in the Company’s proxy statement for the meeting.

Proposals of shareholders intended to be presented at the 2020 Annual Meeting must be received by the Company by August 14, 2019 if the proponent wishes to have them included in the Company’s proxy statement and form of proxy relating to that meeting pursuant to SEC Rule 14a-8. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and form of proxy in accordance with SEC regulations governing the solicitation of proxies.

In each case, the notice required to be given to the Company must be directed to the Secretary of the Company, whose address is 9900A Clayton Road, St. Louis, MO 63124-1186. Any shareholder desiring a copy of the Company’s Articles of Incorporation or Bylaws will be furnished one without charge upon written request to the Secretary.

* * * * *

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APPENDIX A

Set forth below is the text of the Company’s Employee Stock Purchase Plan, as restated to include the amendment to Section 7(b) proposed in Proposal 2 – Approval of Amendment to Employee Stock Purchase Plan, described beginning on page 6 (additions are in bold font and underlined and deletions are in italics and strikethrough):

~~EIGHTH~~NINTH AMENDMENT AND RESTATEMENT
OF THE ESCO TECHNOLOGIES INC.
EMPLOYEE STOCK PURCHASE PLAN (PROPOSED)
(Incorporating all amendments through ~~August 2, 2018~~February 5, 2019)

1.       Title: This Plan shall be known as the “ESCO Technologies Inc. Employee Stock Purchase Plan”. ESCO Technologies Inc. (the “Company”) is a Missouri corporation with its principal offices located at 9900A Clayton Road, St. Louis, Missouri 63124.

2.       Purpose: The purpose of the Plan is to provide a convenient method by which employees of the Company and its domestic subsidiaries, who wish to do so, may purchase shares of the common stock of the Company (hereinafter referred to as “Common Stock”).

3.       Eligibility: A division or domestic subsidiary of the Company may elect to permit its employees to participate in the Plan subject to the approval of the Chairman and Chief Executive Officer of the Company or any other Senior Corporate Officer of the Company to whom such authority has been delegated by the Chairman and Chief Executive Officer of the Company. All current and future employees of the units listed in Attachment 1 hereto are eligible to participate in the Plan. Upon the addition or subtraction of a participating subsidiary the Company shall cause Attachment 1 to be appropriately updated, indicating the effective date of the change.

4.       Participation:

(a)       Participation in the Plan shall be entirely voluntary. Upon written application by any eligible employee to the Trustee on a Company-approved Plan participation and election form (the “Plan Participation/Election Form”), an account shall be opened with respect to such employee in the name of the employee. Eligible employees for whom accounts are opened and maintained in accordance with the terms of the Plan are herein referred to as “participants.”

(b)       A participant may not assign or pledge any interest the participant may have under the Plan.

5.       The Trustee: The Plan shall be administered by one or more Trustees (herein called the “Trustee,” whether one or more) appointed by an officer designated by the Board of Directors of the Company. The Trustee shall at all times be “an agent independent of the issuer” as defined in Rule 10b-18 under the Securities Exchange Act of 1934 (the “1934 Act”). The Trustee shall have power and authority to establish such procedures as the Trustee shall deem necessary to effect equitably and fairly the provisions and the intent of the Plan.

6.       Contributions by Participants:

(a)       Participants may make contributions to the Plan only through payroll deductions. By completing and submitting a Company-approved form, participants may authorize the Company to make deductions from their “Compensation,” as defined in the Company’s Employee Savings Investment Plan (the “401(k) Plan”) to be applied to the purchase of Common Stock of the Company under the terms of the Plan.

(b)       Deductions authorized for such purpose shall be whole percentages of Compensation and shall not be less than one percent (1%) nor more than ten percent (10%). The Company may establish rules of uniform application regarding a participant's ability to change the participant’s deduction authorizations.

(c)       Participants’ contributions shall be included in their gross income for purposes of applicable income and employment taxes.

(d)       A participant may cease making contributions to the Plan at any time by completing a Company-approved form revoking the participant’s payroll withholding authorization. Such cessation shall be effective no later than the second payroll after receipt of the participant’s direction to cease withholding. In such event the shares allocated to the participant shall remain in the Plan until withdrawn as set forth in Sections 10 or 11 below; however, if the participant later wishes to resume making contributions to the Plan the participant must complete a new Plan Participation/Election Form.

A-1

7.       Stock Purchases and Allocation to Participant Accounts: Stock purchases under the Plan, and allocation of such stock to the accounts of participants, shall be effected pursuant to the following rules and procedures:

(a)       The Company shall remit amounts withheld pursuant to payroll authorizations under the Plan to the Trustee on a monthly basis as promptly as practicable after the end of each month.

(b)       At the discretion of a Senior Corporate Officer of the Company, the Company or a domestic subsidiary or division which participates in the Plan may contribute in cash an amount not to exceed twenty percent (20%) of the amounts contributed by participants. The Company’s contribution amounts may be separately determined for each such subsidiary or division. Amounts contributed by the Company or a subsidiary under this Section 7(b) shall be considered as additional compensation to the participants for purposes of applicable income and employment taxes. Commencing October 15, 2003, the total number of shares of Common Stock that may be purchased under the Plan with the Company’s contribution amounts shall not exceed two hundred seventy-five thousand (~~200,000~~275,000) shares, which number shall be adjusted to reflect stock dividends, stock splits, reverse stock splits and similar matters occurring after ~~August 2, 2018~~February 5, 2019 that affect the number of outstanding shares of Common Stock.

(c)       The Trustee shall use amounts contributed pursuant to Sections 7(a) and 7(b) to purchase shares of the Common Stock of the Company on a monthly basis as promptly as practicable after receipt of such amounts. Common Stock may be purchased from sellers unaffiliated with the Company in private transactions, or such purchases may be effected on the New York Stock Exchange. No private transaction may be at a price greater than the then-market price of the Company's Common Stock on the New York Stock Exchange. Common Stock may not be purchased from the Company or its affiliates.

(d)       Following each stock purchase, the Trustee shall allocate shares purchased by the Trustee to the participants’ accounts pro rata according to their respective contributions to the purchase price. The cost per share charged against the account of each participant for shares allocated to the participant’s account shall be the average cost to the Trustee for the shares purchased by the Trustee (including brokerage fees and any other expenses directly applicable to the purchase of such shares). Both whole and fractional shares shall be allocated.

(e)       The Trustee shall maintain a book entry account for each participant and shall issue stock certificates to a participant only upon the circumstances and in the manner provided in Section 10.

(f)       Cash dividends received by the Trustee on shares held by it under the Plan shall be used by the Trustee to purchase additional shares which shall be allocated among all participants, pro rata, on the basis of their respective account balances and credited to the accounts of participants as additional contributions under the Plan. Account balances for this purpose shall be determined as of the dividend record date preceding the allocation of shares to such accounts. Any shares of the Common Stock of the Company received by the Trustee as a stock dividend on shares held by it shall be treated as additional shares purchased by the Trustee under the Plan, at no cost, and shall be allocated and otherwise dealt with by the Trustee in the same manner as any other shares purchased by the Trustee under the Plan. Dividends received by the Trustee shall be deemed to have been received by the Trustee on the payment dates provided for the declaration of such dividends.

(g)       The Company does not guarantee in any way the price of shares purchased under the Plan against decline in market value.

8.       Voting of Stock Held Under the Plan: For each meeting of stockholders, the participants will have the right to vote all shares credited to their respective accounts under the Plan, whether registered in the name of the Trustee or its nominee. Shares held by the Trustee under the Plan but for any reason not allocated to the account of a participant will not be voted by the Trustee.

9.       Costs of Administering the Plan: All costs and expenses of administering the Plan, including the fees of the Trustee, shall be paid by the Company.

10.       Distributions from Participants’ Accounts:

(a)       A participant may from time to time elect to withdraw any number of whole shares allocated to the participant’s Plan account in any of the following ways, in each case by submitting an appropriate Plan Participation/Election Form or by such other method as may be approved by the Trustee and the Company:

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(i)	The participant may elect to have ownership of a number of whole shares withdrawn from the Plan and transferred from the participant’s Plan account to the participant as an individual. Within approximately one week after the Trustee’s receipt of the withdrawal election, the Trustee will deduct the number of withdrawn shares from the participant’s Plan account and credit them to the participant’s individual book-entry share ownership account. Alternatively, the participant may direct the Trustee to have the withdrawn shares transferred to the participant’s brokerage account or to such other account or in such other manner as the Company may approve in its sole discretion.

(ii)	The participant may request the sale of a number of whole shares allocated to the participant’s Plan account. The Trustee will endeavor to sell the shares within one week of receiving written authorization to sell the shares, and will promptly deliver a check to the participant less any commission charged by the Trustee.

(b)       The Trustee may establish such other procedures as it deems necessary to administer withdrawals in accordance with the intent of the Plan.

(c)       Except for sale commissions, no charges shall be imposed against the participant or the participant’s account by reason of a withdrawal of shares. However, if the participant requests the Trustee to issue and deliver a stock certificate for the withdrawn shares (in lieu of having them transferred to a book-entry share account), the participant will be responsible for any costs associated with the issuance of a paper certificate.

(d)       Except as set forth in Section 11, no participant shall have any right to receive a distribution of fractional shares in the participant’s account, or to receive the value thereof in cash.

11.       Termination of Participation in the Plan:

(a)       A participant may voluntarily elect to completely withdraw from the Plan and terminate participation in the Plan by submitting an appropriate Plan Participation/Election Form.

(b)       A participant’s participation in the Plan will automatically terminate upon the participant’s death, retirement, total disability, entering military service, or other termination of employment.

(c)       Upon the termination of a participant’s Plan participation, the participant’s account will be settled and distributed as soon as practicable after such event occurs and after the Trustee receives notice of such termination or in the event of death, after the appointment of the legal representative of the estate of the deceased and the satisfaction of any other applicable legal requirements. The whole shares of stock which have been allocated to the account of such former participant shall be distributed as provided in section 10, and the Trustee shall pay to the former participant an amount in cash equal to any fractional share remaining in the former participant’s account. In the case of the death of a participant who is the sole account holder, the Trustee shall make such distribution and payment to the legal representative of such participant.

12.       Reports to Participants: The Trustee will render regular reports to each participant under the Plan, showing, for the period of the report, the contributions made and dividends, if any, credited to such participant's account; the number of shares allocated to such participant; the purchase price for such shares charged against the participant’s account; and the number of shares withdrawn, if any. Such reports shall be made not less frequently than once each quarter.

13.       Amendment and Termination of the Plan: The Company reserves the right with respect to any or all employees, including those who may be participants under the Plan, to amend or terminate the Plan at any time; provided that, except with respect to termination of the Plan and changes in the amount of contributions by participants under Section 6 or by the Company or a division or domestic subsidiary under Section 7(b), such authority may be delegated to any Senior Corporate Officer of the Company subject to such conditions as the Human Resources and Compensation Committee of the Board of Directors of the Company may determine from time to time. In the event of termination of the Plan, each participant will receive from the Trustee within sixty (60) days after the date of termination a certificate for the whole shares which have been acquired for the participant and an amount in cash equal to the fractional share remaining in the participant’s account.

14.       Section 16 Compliance: With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with the applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan and any action thereunder fail to so comply, it shall be deemed null and void to the extent permitted by law.

15.       Effective Date: The Plan became effective on October 15, 2003. This Amendment and Restatement incorporates all amendments through ~~August 2, 2018~~February 5, 2019.

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ATTACHMENT 1
(Last Revised Effective ~~August 2, 2018~~February 5, 2019)

(Effective Date, If Later
Unit	than the Above Date)
Crissair, Inc.
Doble Engineering Company
ESCO Technologies Inc.
ETS-Lindgren Inc.
Hi-Tech Metals, Inc.
Mayday Manufacturing Co.
NRG Systems, Inc.
PTI Technologies Inc.
Thermoform Engineered Quality LLC
VACCO Industries
Xtensible Solutions, LLC

* * * * *

A-4

APPENDIX B

List of Companies included in the Willis Towers Watson 2016 Top Management
Compensation Survey Report – U.S. (CSR General Industry)
(see “Compensation Consultant and Benchmarking” on page 20)

AAA Life Insurance	Burgess & Niple	Dart Container
Accident Fund Insurance	CACI International	Dartmouth Hitchcock Medical Center
ACGME	Caelum Research Corporation	Dayco Products Glory
AECOM	California Casualty Management	Daymon Worldwide
AFN	California Dental Association	Decurion
Allegiance Health	Cambia Health Solutions	Delaware North
Allied Electronics	Camcraft	DENSO International
Alta Resources Corporation	CareFirst BlueCross BlueShield	Department of Administrative Services
Alyeska Pipeline Service	Caribou Coffee	DePaul University
American Cancer Society	Catholic Health Initiatives	Duke Realty
American Enterprise	CDM Smith	Dycom Industries
American Red Cross	Celgard	E A Sween Company
American Traffic Solutions	CEMEX, Inc.	EMCOR Group
American University	Centegra Health Systems	Emerson Electric
AmeriCold Logistics	Centro	Emory University
Andersen Corporation	Chelan County Public Utility District	Energy Solutions
Animal Supply Company	Chicago Transit Authority	Environmental Chemical Corporation
Applied Research Associates	Children's Healthcare of Atlanta	Erie Insurance
Arizona Supreme Court	Children's Hospital & Medical Center	Ernst & Young
Arkansas Childrens Hospital	Choice Hotels International	ESCO Technologies
Asahi Kasei Plastics NA, Inc.	CH2M Hill Plateau	Essentia
ASCO - Valve	Chumash Employee Resource Center	Etnyre International Limited
Association of American	Church of Jesus Christ of	Evolent Health, Inc.
Medical Colleges	Latter-day Saints	Exemplis
Auto Club Group	City of Atlanta	Expert Global Solutions, Inc.
Automobile Club of Southern	California City of Greensboro	Farm Credit Foundations
Axiom Law	City of Houston	Federal Aviation Administration
Bain & Company	City of Las Vegas	Federal Reserve Bank of Atlanta
Balta Group	City of Philadelphia	Federal Reserve Bank of Boston
Baylor Scott & White Health	Clean Harbors	Federal Reserve Bank of Chicago
BBA Aviation	CNL Financial Group	Federal Reserve Bank of Minneapolis
Bemis Manufacturing Company	Coca-Cola Bottling	Federal Reserve Bank of St. Louis
BlueCross & BlueShield Association	Collin County	Federal Reserve Board
BlueCross BlueShield of Louisiana	Colorado Springs Utilities	FedEx Express
BlueCross BlueShield of Nebraska	Colsa	Ferguson Enterprises
BlueCross BlueShield of North Carolina	Community Coffee	Fermi National Accelerator Laboratory
BlueCross BlueShield of South Carolina	Community Health Network	Ferro
Bluegreen Corporation	Community Preservation Corporation	First Citizens Bank
BMW Manufacturing Corporation	Compassion International	First Interstate Bank
Board of Pensions	Compass Minerals International	Flexcon Company, Inc.
Boddie-Noell Enterprises	ConnectiCare Capital	Flexible Steel Lacing
Boyd Gaming	Consumer Reports	Fluor Federal Petroleum Operations
Boy Scouts of America	Corix	Fortune Brands Home & Security
Bradley	Cornell University	Freeport-McMoRan
Bridgepoint Education	Corporate One FCU	Froedtert Health
Briggs & Stratton	Corrections Corporation of America	GCR, Inc.
Brookdale Senior Living	Cosmopolitan of Las Vegas	General Dynamics
Brotherhood Mutual Insurance	CPS Energy	Information Technology
Bryant University	Crate & Barrel	Geokinetics
Build-A-Bear Workshop	Crowley Maritime Corporation	Georgia Institute of Technology

B-1

G&J Pepsi-Cola Bottlers, Inc.	Lawson Products	Northeast Illinois Railroad Corporation
G&K Services	Legal & General America	NOW Foods
Glazer's Distributors	Leggett and Platt	Oakland University
Global Solutions	Leupold & Stevens	Ochsner Health System
GOJO Industries	LG&E and KU Energy	Oerlikon Fairfield
Gold Eagle	Lhoist	Oglethorpe Power
Goodman Manufacturing	Life and Specialty Ventures	Ohio Public Employees
Graco	Linde	Retirement System
Grande Cheese	Littelfuse	Old Dominion Electric
GROWMARK	L.L. Bean	One Call Care Management
Grupo Cementos de Chihuahua	Lockheed Martin	Orlando Health
Habitat for Humanity International	Louis Dreyfus Commodities	Papa John's
Harris Health System	Luck Companies	Paychex
Harvey Industries	Lutron Electronics	Paylocity
HDR, Inc.	Magellan Health Services	Peabody Energy
Health First, Inc.	Maine Medical Center	Pentagon Federal Credit Union
Health Net	Malco Products, Inc.	PM
Hendrickson	M. A. Mortenson Company	PMA Companies
Henry Ford Health Systems	Manpower	Port Authority of Allegheny County
Hi-Crush Proppants	ManTech International	Port of Portland
High Industries, Inc.	MAPFRE USA	Port of Seattle
Health Hillenbrand, Inc.	Maricopa Integrated Health System	Preformed Line Products
Hilti, Inc.	Matrix Service	Princeton University
HNI	MAXX Properties	Project Management Institute
HNTB	Mayo Clinic	Property Casualty Insurers
Howard Hughes Medical Institute	Medical College of Wisconsin	Association of America
Huntington Memorial Hospital	Medical Group Management Association	QBE the Americas
Hunton & Williams	Memorial Hermann Healthcare System	QTI Human Resources
Hypertherm, Inc.	MFS Investment Management	Quanta Services
ICW Group	MGM Resorts International	Radio One
IDEXX Laboratories	Miami Children's Hospital	RAND Corporation
Information Management Service	Michael Baker	REA Magnet Wire Company, Inc.
Ingram Industries	Michels Corporation	Red Wing Shoes
Inovalon	Mine Safety Appliances	Regency Centers
Insperity	Minneapolis School District	Regions Financial
Institute for Defense Analyses	Minnesota Management & Budget	Reiter Affiliated Companies
Institute for Functional Medicine	Mission Support Alliance	Rentokil Initial
Institute of Electrical & Electronic Engineers (IEEE)	Missouri Department of Conservation	Rexnord Corporation
Integra Lifesciences	Missouri Department of Transportation	Rice University
Intelligrated	Mitsubishi International	Rich Products
Intertape Polymer Group	Molina Healthcare	Rite-Hite
Iron Mountain	Mondelez	Riverside Research Institute
Irvine	Montana-Dakota Utilities	RLI Insurance Company
Jacobs Technology	Mountain America	Robert Bosch
Johns Hopkins University	MTS Systems	Robertshaw Controls
Johnson Outdoors	MultiPlan	RSM US LLP
Joint Commission	Mutual of Omaha	RTC
Jones Lang LaSalle	MV Transportation	Rust-Oleum
Judicial Council of California	National Academies	Sage Publications
Kansas City Southern	National Futures Association	Sakura
Kelsey-Seybold Clinic	National Louis University	Salk Institute
Kewaunee Scientific Corporation	Nature's Sunshine Products	Sally Beauty
KI, Inc.	Navicent Health	Samuel Roberts Noble Foundation
Kindred Healthcare	Navy Exchange Enterprise	SCANA
King County	NCCI Holdings	S&C Electric
Kum & Go LC	NCI Building Systems	Schaeffler Technologies
Lantech.com	Nebraska Public Power District	Schenck, S.C.
	Nordson Corporation	Schneider National

B-2

Schwan Food	Terumo BCT	University of Texas Health Science Center of San Antonio
Scientific Research Corporation	Texas Children's Hospital	University of Texas
Seaman Corporation	TJX Companies	Southwestern Medical Center
Securus Technologies, Inc.	TLR	University of Vermont Medical Center
SEMCO Energy	Tribune Media	University of Wisconsin
Sentara Healthcare	Tribune Publishing	Health and Clinics
Sentry Insurance	Trinity Consultants, Inc.	UPS
Serco	Trinity Health	Utah Transit Authority
Shands HealthCare	True Value Company	Valero Energy
Siemens	Trugreen	Virginia Department of Transportation
Simpson Housing	Tufts Health Plan	Virginia Mason Medical Center
SMSC Gaming Enterprise	Turner Broadcasting	Waddell & Reed Financial
Southeastern Freight Lines	TÜV Rheinland	Wake Forest University
Southeastern Grocers	UBM	Washington University in St. Louis
Southern Farm Bureau Life	United States Steel	Wayne Farms
South Jersey Gas	United Way for Southeastern Michigan	Wayne Fueling Systems
Space Telescope Science Institute	Universal Parks & Resorts	Wayne Memorial Hospital
SpartanNash	University of Arkansas	Wellmark BlueCross BlueShield
Spectrum Health –	for Medical Science	Wells Enterprises
Grand Rapids Hospitals	University of California	Westfield Group
SSM Health Care St. Louis	University of Chicago	West Virginia University Hospitals, Inc.
Stampin' Up!	University of Colorado Health	Whataburger
Star Tribune	University of Georgia	Wheaton Franciscan Healthcare
State Corporation Commission	University of Kansas Hospital	William Rainey Harper College
State of Arizona	University of Louisville	WilmerHale
State of Oregon	University of Maryland	Windstream Communications
State Teachers Retirement System	University of Miami	Winebow Group
of Ohio	University of Michigan	Winpak Portion Packaging Limited
Steelcase	University of Missouri System	Wisconsin Physicians Service Insurance
St. Louis County Government	University of North Carolina Hospitals	WorldVentures
Subaru of Indiana Automotive, Inc.	University of Notre Dame	World Vision International
Sulzer Pumps US	University of Richmond	Wornick Company
Sunbelt Rentals	University of Rochester	Wycliffe Bible Translators, Inc.
Swarovski International	University of Southern California	Xtek, Inc.
Taubman Centers	University of South Florida	YMCA of the USA
TaylorMade-Adidas Golf Company	University of St. Thomas	Zeon Chemicals LP
TDS Telecom	University of Texas at Austin
Tech Data	University of Texas Health Science
Tenet Healthcare Corporation	Center at Houston

B-3

IMPORTANT ANNUAL MEETING INFORMATION Vote by Internet • Go to www.investorvote.com/ESE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the ESCO Technologies Inc. 2019 Annual Shareholder Meeting to be Held on February 5, 2019 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: www.investorvote.com/ESE Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.investorvote.com/ESE. Step 2: Click on the icon on the right to view current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before January 22, 2019 to facilitate timely delivery. 2 N O T 02XQJB

Shareholder Meeting Notice The 2019 Annual Meeting of Shareholders of ESCO Technologies Inc. will be held on February 5, 2019 at the offices of Mayday Manufacturing Co., 3100 Jim Christal Road, Denton, Texas 76207, beginning at 9:30 a.m. Central Time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all nominees and FOR the following Proposals: 1. To elect Leon J. Olivier, Victor L. Richey and Larry W. Solley as directors of the company to serve for three-year terms expiring in 2022. 2. Proposal to approve an amendment to the Company’s Employee Stock Purchase Plan. 3. Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. 4. Say on Pay- An advisory vote on the approval of executive compensation. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. You may also vote in person at the Annual Meeting. Please contact the Company at (314) 213-7200 to obtain directions. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. Internet – Go to www.investorvote.com/ESE Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials ESCO Technologies Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by January 22, 2019. 02XQJB

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Standard time, on February 5, 2019. Vote by Internet • Go to www.investorvote.com/ESE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2, 3 and 4. 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Leon J. Olivier 02 - Victor L. Richey 03 - Larry W. Solley For Against Abstain For Against Abstain 2. Proposal to approve an amendment to the Company’s Employee Stock Purchase Plan. 3. Proposal to ratify independent public accounting firm for fiscal 2019. 4. Say on Pay- An advisory vote on the approval of executive compensation. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If signing on behalf of an entity, please sign in entity name by authorized officer or other authorized person and give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U PX + 02XQHA

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ESCO Technologies Inc. Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — February 5, 2019 Gary E. Muenster and Alyson S. Barclay, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ESCO Technologies Inc. to be held on Tuesday, February 5, 2019 at the offices of Mayday Manufacturing Co., 3100 Jim Christal Road, Denton, Texas 76207, beginning at 9:30 a.m. Central Time, and at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated hereon by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)